                                                                     EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------
                                         X
                                         :
IN RE                                    :      CHAPTER 11
                                         :
VIASYSTEMS GROUP, INC. AND               :      CASE NO. 02-14867 (ALG)
VIASYSTEMS, INC.,                        :
                                         :      (JOINTLY ADMINISTERED)
                 DEBTORS.                :
                                         X
-----------------------------------------

                           FIRST AMENDED AND RESTATED
                            PREPACKAGED JOINT PLAN OF
                  REORGANIZATION OF VIASYSTEMS GROUP, INC. AND
            VIASYSTEMS, INC. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                      WEIL, GOTSHAL & MANGES LLP

                                      Alan B. Miller
                                      767 Fifth Avenue
                                      New York, New York 10153
                                      (212) 310-8000

                                      - and -

                                      Stephen A. Youngman
                                      100 Crescent Court, Suite 1300
                                      Dallas, Texas 75201
                                      (214) 746-7700

                                      Attorneys for Viasystems Group, Inc. and
                                      Viasystems, Inc.

Dated: New York, New York
January ____, 2003


                                TABLE OF CONTENTS

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                                                                                                               PAGE
INTRODUCTION ....................................................................................................1

ARTICLE I.           DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME...............................1

         A.       Scope of Definitions; Rules of Construction....................................................1

         B.       Definitions....................................................................................1

         C.       Rules of Interpretation........................................................................9

         D.       Computation of Time...........................................................................10

ARTICLE II.          TREATMENT OF UNCLASSIFIED CLAIMS...........................................................10

         A.       Administrative Claims.........................................................................10

         B.       Priority Tax Claims...........................................................................10

ARTICLE III.         CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS................................10

         A.       Introduction..................................................................................10

         B.       Summary of Classes............................................................................11

         C.       Treatment of Classified Claims and Equity Interests...........................................11

         D.       Allowed Claims and Equity Interests...........................................................15

         E.       Postpetition Interest.........................................................................15

         F.       Alternative Treatment.........................................................................16

         G.       Tax Allocation................................................................................16

ARTICLE IV.          RIGHTS OFFERING............................................................................16

         A.       The Rights....................................................................................16

         B.       Rights Period.................................................................................16

         C.       Subscription Price............................................................................16

         D.       Transfer Restriction; Revocation..............................................................17

         E.       Procedures for Exercise of Rights.............................................................17

         F.       Commitments...................................................................................17

         G.       Conditions to Issuance of Shares..............................................................17

         H.       Proceeds......................................................................................18

ARTICLE V.           HICKS MUSE EXCHANGE........................................................................18

ARTICLE VI.          MEANS FOR IMPLEMENTATION OF THIS PLAN......................................................18
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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         A.       Continued Corporate Existence; Authorized Capital Stock.......................................18

         B.       Corporate Action; Cancellation of Securities..................................................18

         C.       Directors and Executive Officers..............................................................19

         D.       New Securities................................................................................19

         E.       New Senior Credit Agreement...................................................................20

         F.       New Subordinated Notes........................................................................20

         G.       Rights Offering and Hicks Muse Exchange.......................................................21

         H.       Incentive Option Plan.........................................................................21

         I.       Revesting of Assets...........................................................................21

         J.       Preservation of Rights of Action; Settlement of Litigation Claims.............................21

         K.       Effectuating Documents; Further Transactions..................................................22

         L.       Exemption from Certain Transfer Taxes.........................................................22

         M.       Subrogation...................................................................................22

ARTICLE VII.         PROVISIONS GOVERNING DISTRIBUTIONS.........................................................22

         A.       Distributions for Claims and Equity Interests Allowed as of the Effective Date................22

         B.       Disbursing Agent..............................................................................23

         C.       Surrender of Securities or Instruments........................................................23

         D.       Instructions to Disbursing Agent..............................................................23

         E.       Services of Indenture Trustee.................................................................23

         F.       Record Date for Distributions.................................................................24

         G.       Means of Cash Payment.........................................................................24

         H.       Calculation of Distribution Amounts of New Stock and New Warrants.............................24

         I.       Delivery of Distributions; Undeliverable or Unclaimed Distributions...........................24

         J.       Withholding and Reporting Requirements........................................................24

         K.       Setoffs.......................................................................................25

ARTICLE VIII.        PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS.....................25

         A.       Objections to Claims; Disputed Claims.........................................................25

         B.       No Distribution Pending Allowance.............................................................26
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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         C.       Distributions After Allowance.................................................................26

ARTICLE IX.          TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES......................................26

         A.       Assumed Contracts and Leases..................................................................26

         B.       Payments Related to Assumption of Contracts and Leases........................................26

         C.       Rejected Contracts and Leases.................................................................27

         D.       Claims Based on Rejection of Executory Contracts or Unexpired Leases..........................27

         E.       Compensation and Benefit Plans and Treatment of Retirement Plan...............................27

ARTICLE X.           ACCEPTANCE OR REJECTION OF THIS PLAN.......................................................27

         A.       Classes Entitled To Vote......................................................................27

         B.       Acceptance by Impaired Classes................................................................28

         C.       Elimination of Classes........................................................................28

         D.       Nonconsensual Confirmation....................................................................28

ARTICLE XI.          CONDITIONS PRECEDENT TO THIS PLAN'S CONFIRMATION AND CONSUMMATION..........................28

         A.       Conditions to Confirmation....................................................................28

         B.       Conditions to Effective Date..................................................................29

         C.       Waiver of Conditions..........................................................................30

ARTICLE XII.         MODIFICATIONS AND AMENDMENTS; WITHDRAWAL...................................................31

ARTICLE XIII.        RETENTION OF JURISDICTION..................................................................31

ARTICLE XIV.         COMPROMISES AND SETTLEMENTS................................................................32

ARTICLE XV.          MISCELLANEOUS PROVISIONS...................................................................33

         A.       Bar Dates for Certain Claims..................................................................33

         B.       Payment of Statutory Fees.....................................................................33

         C.       Severability of Plan Provisions...............................................................34

         D.       Successors and Assigns........................................................................34

         E.       Discharge of the Debtors and Injunction.......................................................34

         F.       Debtors' Releases.............................................................................35

         G.       Other Releases................................................................................35

         H.       Exculpation and Limitation of Liability.......................................................35
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                                      iii
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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                                                                                                               PAGE
         I.       Waiver of Enforcement of Subordination........................................................36

         J.       Term of Injunctions or Stays..................................................................36

         K.       Binding Effect................................................................................36

         L.       Revocation, Withdrawal, or Non-Consummation...................................................36

         M.       Committees....................................................................................37

         N.       Plan Supplement...............................................................................37

         O.       Notices to Debtors............................................................................37

         P.       Indemnification Obligations...................................................................37

         Q.       Governing Law.................................................................................38

         R.       Prepayment....................................................................................38

         S.       Section 1125(e) of the Bankruptcy Code........................................................38

         T.       Claims of the United States...................................................................38


Exhibit A         Terms of New Senior Credit Agreement

Exhibit B         Terms of New Stock

Exhibit C         Terms of Stockholders Agreement

Exhibit D         DTI Settlement Agreement

                                  INTRODUCTION

         Viasystems Group, Inc. and Viasystems, Inc. jointly propose the following first amended and restated plan of reorganization under Chapter 11 of the Bankruptcy Code.

                                   ARTICLE I.

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

A.       SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

         Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in this Article I. Any term that is used and not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.       DEFINITIONS

         1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Petition Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code,
(d) all Allowed Claims that are entitled to be treated as Administrative Claims by virtue of a Final Order entered under section 546(c)(2)(A) of the Bankruptcy Code, (e) the reasonable post-petition fees and expenses of indenture trustees, including successors thereto, including reasonable attorney's fees and expenses of such indenture trustees and (f) any obligations under the DIP Facility.

         1.2 "Administrative Claims Bar Date" means the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Administrative Claims against the Debtors.

         1.3 "Affiliate" means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified entity; for purposes of the definition of "Affiliate" or "affiliate," any entity that owns, controls, or holds with power to vote 20% or more of the outstanding voting securities of, or controls or directs the management of, the entity specified shall be deemed to be an Affiliate of such entity.

         1.4 "Allowed" means, with respect to a Claim or Equity Interest within a particular Class, an Allowed Claim or Allowed Equity Interest of the type described in such Class.

         1.5 "Allowed Claim" means any Claim against any Debtor, which is listed by such Debtor in its books and records as liquidated in amount and not disputed or contingent; provided, however, that to the extent that a Claim is a Disputed Claim, the determination of whether such Claim shall be Allowed and/or the amount of any such Claim shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; and provided further, however, that the Reorganized Debtors, in their discretion, may bring an objection or other motion before the Bankruptcy Court with respect to resolution of a Disputed Claim. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (ii) shall be net of any valid setoff exercised with respect to such Claim (other than in the case of an Existing Credit Agreement Claim) pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, an "Allowed Claim" shall not, for purposes of distributions under this Plan, include (a) for prepetition Claims, interest on such Claim or Claims accruing from or after the Petition Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.

         1.6 "Allowed Equity Interest" means an Equity Interest in any Debtor, which has been or hereafter is listed by such Debtor in its books and records as liquidated in an amount and not disputed or contingent; provided, however, that to the extent an Equity Interest is a Disputed Equity Interest, the determination of whether such Equity Interest shall be Allowed and/or the amount of any such Equity Interest shall be determined, resolved, or adjudicated, as the case may be, in the manner in which such Equity Interest would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; and provided, further, however, that the Reorganized Debtors may in their discretion, bring an objection or other motion before the Bankruptcy Court with respect to resolution of a Disputed Equity Interest.

         1.7 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended.

         1.8 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Chapter 11 Cases.

         1.9 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, all as now in effect or hereafter amended.

         1.10 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in the City of New York.

         1.11 "Cash" means legal tender of the United States of America.

         1.12 "Certificate" means any certificate, instrument, or other document evidencing an Extinguished Security.

         1.13 "Chapter 11 Cases" means the jointly administered Chapter 11 cases of the Debtors.

         1.14 "Claim" means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

         1.15 "Class" means one of the classes of Claims or Equity Interests described in Article III below.

         1.16 "Committee" means any official committee appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.

         1.17 "Commitment Agreements" means (i) that certain Subscription and Conversion Commitment Agreement among certain Hicks Muse entities and the Debtors, (ii) that certain Subscription and Standby Commitment Agreement among TCW and the Debtors, and (iii) that certain Subscription and Standby Commitment Agreement among GSC and the Debtors, each dated as of August 29, 2002, collectively or individually, as applicable.

         1.18 "Confirmation" means the Bankruptcy Court's confirmation of this Plan.

         1.19 "Confirmation Date" means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

         1.20 "Confirmation Hearing" means the Bankruptcy Court's hearing to consider confirmation of this Plan, as it may be adjourned or continued from time to time.

         1.21 "Confirmation Order" means the Bankruptcy Court's order confirming this Plan under section 1129 of the Bankruptcy Code.

         1.22 "Creditor Group" means, collectively, the Senior Lenders, the Noteholders' Committee, and Hicks Muse.

         1.23 "Cure" means the payment of Cash by a Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure a default by a Debtor under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

         1.24 "Debtor" means each of Group and Viasystems and "Debtors" means both of them collectively, and when the context so requires, in their capacity as a debtor and debtor-in-possession under sections 1107 and 1108 of the Bankruptcy Code.

         1.25 "DIP Facility" means the debtor-in-possession credit facility to be entered into in the Chapter 11 Cases by and among the Debtors, certain of the subsidiaries of the Debtors, as guarantors, the lenders party thereto, JPMorgan Chase Bank, as Agent, and J.P. Morgan Securities Inc., as exclusive advisor, sole lead arranger and sole bookrunner.

         1.26 "Disallowed Claim" means any Claim against any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the holder thereof.

         1.27 "Disallowed Equity Interest" means any Equity Interest in any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the holder thereof.

         1.28 "Disbursing Agent" means Reorganized Group or any party designated by Reorganized Group, in its sole discretion, and approved by the Bankruptcy Court if other than a Debtor, to serve as a disbursing agent under this Plan.

         1.29 "Disclosure Statement" means the disclosure statement distributed to holders of Claims in classes 2A, 2B, 4, 5A, 5B, 6A, and 6B pursuant to section 1126(b) of the Bankruptcy Code.

         1.30 "Disputed Claim" means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

         1.31 "Disputed Equity Interest" means every Equity Interest that is not an Allowed Equity Interest or a Disallowed Equity Interest.

         1.32 "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims and Allowed Equity Interests as provided in Article VII.

         1.33 "Distribution Record Date" means the record date for purposes of making distributions under this Plan on account of Allowed Claims and Equity Interests, which date shall be the eighth (8th) Business Day after the Confirmation Date.

         1.34 "DTI Guaranty" means that certain guaranty, dated October 3, 2000, executed by Viasystems with respect to the Pound Sterling12 million (Sterling) loan made by the Secretary of State for Trade and Industry for the United Kingdom to Viasystems Tyneside Limited.

         1.35 "DTI Guaranty Claim" means any Claim under the DTI Guaranty and the related Settlement Agreement, dated January 31, 2002, among the Secretary of State for Trade and Industry, Viasystems, and European PCB Group (Cayman Islands) Ltd.

         1.36 "Effective Date" means the first Business Day (i) on which all conditions to this Plan's consummation in Article XI.B have been satisfied or waived and (ii) that is the date on which this Plan is consummated.

         1.37 "Equity Interest" means the legal, equitable, contractual and other rights of any Person with respect to any capital stock or other ownership interest in any Debtor, whether or not transferable, and any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity security in any Debtor.

         1.38 "Estate" means the estate of either of the Debtors in the Chapter 11 Cases, and "Estates" means, collectively, the estates of both of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

         1.39 "Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for euro currency liabilities) for eurodollar deposits for a period equal to one, two, three or (with respect to the New Senior Credit Facility) six months or, to the extent available to all lenders under the New Senior Credit Facility, nine or twelve months (as selected by the applicable Borrower) appearing on Page 3750 of the Telerate screen.

         1.40 "Existing Bank Debt" means indebtedness under the Existing Credit Agreement.

         1.41 "Existing Credit Agreement" means that certain Credit Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23, 2001, the Second Amendment dated as of June 28, 2001, the Third Amendment dated as of March 29, 2002, and the Fourth Amendment and Waiver dated as of May 29, 2002, as it may be further amended from time to time, among Group, Viasystems, Viasystems Canada Holdings, Inc. (f/k/a Viasystems Canada, Inc.), Print Service Holding N.V., the several banks and other financial institutions from time to time parties thereto, J.P. Morgan Bank Canada, as Canadian Administrative Agent, J.P. Morgan Europe Limited, as Multicurrency Administrative Agent, and JPMorgan Chase Bank, as Administrative Agent.

         1.42 "Existing Credit Agreement Claim" means any claim arising under the Existing Credit Agreement.

         1.43 "Existing Group Common Stock" means Group's common stock, par value $.01 per share, issued and outstanding immediately before the Petition Date.

         1.44 "Existing Group Preferred Stock" means Group's Series B preferred stock, par value $.01 per share, issued and outstanding immediately before the Petition Date.

         1.45 "Existing Group Stock" means, collectively, the Existing Group Common Stock and the Existing Group Preferred Stock.

         1.46 "Existing Other Equity Interests" means, collectively, (i) (a) all incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Debtor-sponsored stock option plans or (b) any other options, warrants, or rights, contractual or otherwise, if any, to acquire or receive an Equity Interest existing immediately before the Petition Date and
(ii) any Claim against the Debtors, under applicable federal or state law, whether or not such Claim is listed on the Schedules or evidenced by a filed proof of claim, whether or not the subject of an existing lawsuit, arising from or seeking the rescission of a purchase or sale of equity of the Debtors or any affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim as provided in section 510(b) of the Bankruptcy Code.

         1.47 "Existing Viasystems Common Stock" means Viasystems' common stock, par value $.01 per share, issued and outstanding immediately before the Petition Date.

         1.48 "Exit Facility" means the revolving credit facility provided for in the New Senior Credit Agreement, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith.

         1.49 "Extinguished Securities" means all Existing Group Common Stock, Existing Group Preferred Stock, Existing Other Equity Interests, Senior Notes, and Subordinated Notes.

         1.50 "Face Amount" means when used in reference to (i) a Disputed Claim, the full stated amount claimed by the holder thereof in any proof of Claim timely filed with the Bankruptcy Court, (ii) an Allowed Claim, the Allowed amount thereof, and (iii) an Equity Interest, the number of shares evidencing such Equity Interests.

         1.51 "Final Order" means an order or judgment, entered by the Bankruptcy Court, that has not been amended, modified, or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, review, modification or amendment or to file a notice of appeal has expired, and (iii) no appeal or request for modification, amendment, a stay, rehearing or other review is pending.

         1.52 "General Unsecured Claim" means an unsecured Claim other than a Senior Note Claim, the DTI Guaranty Claim, a Subordinated Note Claim, or an Intercompany Claim that is not entitled to priority under section 507 of the Bankruptcy Code.

         1.53 "Group" means Viasystems Group, Inc., a Delaware corporation and parent company of Viasystems.

         1.54 "GSC" means, collectively, GSC Partners CDO Fund, Limited, GSC Partners CDO Fund II, GSC Recovery IIA, L.P., and GSC Recovery II, L.P.

         1.55 "Hicks Muse" means, collectively, Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-SBS
(1999) Coinvestors, L.P., HM 4-EQ (1999) Coinvestors, L.P., Pearl Street, L.P., and Pearl Street II, L.P.

         1.56 "Impaired" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.57 "Incentive Option Plan" means the incentive option plan to be adopted by Reorganized Group pursuant to Article VI.H, pursuant to which New Options will be issued.

         1.58 "Intercompany Claim" means any claim held by a Subsidiary.

         1.59 "New Common Stock" means the new common stock to be issued by Reorganized Group pursuant to this Plan as of the Effective Date.

         1.60 "New Junior Preferred Stock" means the new junior preferred stock to be issued by Reorganized Group pursuant to this Plan as of the Effective Date.

         1.61 "New Options" means the options to be issued by Reorganized Group to purchase New Common Stock pursuant to the provisions of the Incentive Option Plan.

         1.62 "New Preferred Stock" means, collectively, (i) the New Senior Convertible Preferred Stock and the New Junior Preferred Stock and (ii) any other class of preferred stock that may be designated by the Board of Directors of Reorganized Group in accordance with the Reorganized Group Certificate of Incorporation.

         1.63 "New Securities" means, collectively, the New Senior Convertible Preferred Stock, the New Junior Preferred Stock, the New Common Stock, the New Warrants and the New Options, as applicable.

         1.64 "New Senior Convertible Preferred Stock" means the new senior convertible preferred stock to be issued by Reorganized Group pursuant to this Plan, including the Rights Offering, as of the Effective Date.

         1.65 "New Senior Credit Agreement" means the credit agreement (pursuant to which the New Senior Credit Facility is provided) to be entered into by Reorganized Group, Reorganized Viasystems, certain foreign subsidiaries of Reorganized Viasystems, the banks and other financial institutions parties thereto, dated as of the Effective Date, containing terms and conditions substantially the same as set forth in Exhibit A annexed hereto, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith.

         1.66 "New Senior Credit Facility" means collectively, (i) the Exit Facility, (ii) the Term Loan A Facility and (iii) the Term Loan B Facility.

         1.67 "New Stock" means, collectively, the New Senior Convertible Preferred Stock, the New Junior Preferred Stock, and the New Common Stock.

         1.68 "New Subordinated Notes" means the new notes to be issued by Reorganized Viasystems pursuant to this Plan as of the Effective Date.

         1.69 "New Warrants" means the new warrants to purchase New Common Stock to be issued by Reorganized Group pursuant to this Plan as of the Effective Date.

         1.70 "Noteholders' Committee" means the informal committee of certain holders of Subordinated Notes formed prior to the Petition Date consisting of representatives of GSC Partners, Credit Suisse Asset Management and MW Post Advisory Group.

         1.71 "Other Priority Claim" means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

         1.72 "Other Secured Claim" means any Allowed Claim, any Claim that is Disallowed only pursuant to sections 502(b)(5) or 502(e) of the Bankruptcy Code, or that is not an Allowed Secured Claim only because of the failure of the entity to file a proof of claim for such Claim, in each case, which Claim is secured by a lien (that is not subject to avoidance or otherwise invalid) on property of a Debtor's Estate to the extent it is a Secured Claim as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff; provided, however, that to the extent the amount of such an Allowed Claim exceeds the value of the property securing such claim or the permissible setoff, such amount shall be a General Unsecured Claim; provided, further, however, that an Existing Credit Agreement Claim is not an Other Secured Claim.

         1.73 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

         1.74 "Petition Date" means October 1, 2002, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

         1.75 "Plan" means this plan of reorganization, as it may be amended, modified, or supplemented from time to time, including all exhibits and schedules hereto.

         1.76 "Plan Supplement" means the compilation of documents, including any exhibits to this Plan not included herewith, that the Debtors may file with the Bankruptcy Court on or before the date that is five (5) Business Days prior to the Confirmation Hearing.

         1.77 "Postpetition Interest" means interest, accruing after the Petition Date, on a Claim.

         1.78 "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

         1.79 "Professional" means a professional Person, as that term is used in sections 327 and 1103 of the Bankruptcy Code.

         1.80 "Professional Fee Claim" means a Professional's Claim for compensation or reimbursement of costs and expenses relating to services performed on and after the Petition Date and before and including the Effective Date.

         1.81 "Pro Rata" means, at any time, the proportion that the Face Amount of an Allowed Claim or Allowed Equity Interest in a particular Class bears to the aggregate Face Amount of all Claims or Equity Interests (including Disputed Claims or Disputed Equity Interests, but excluding Disallowed Claims or Disallowed Equity Interests) in that Class, unless this Plan provides otherwise.

         1.82 "Reorganized Debtor" means each of Reorganized Group and Reorganized Viasystems, and "Reorganized Debtors" means both of them.

         1.83 "Reorganized Group" means Group on and after the Effective Date.

         1.84 "Reorganized Group Bylaws" means Reorganized Group's bylaws in effect under the laws of the State of Delaware, as amended by this Plan and in the form to be filed with the Plan Supplement.

         1.85 "Reorganized Group Certificate of Incorporation" means Reorganized Group's certificate of incorporation in effect under the laws of the State of Delaware, as amended by this Plan and in the form to be filed with the Plan Supplement.

         1.86 "Reorganized Viasystems" means Viasystems on and after the Effective Date.

         1.87 "Rights" means the rights to purchase New Senior Convertible Preferred Stock as described in Article IV.

         1.88 "Rights Agent" means the Person engaged by the Debtors to conduct the Rights Offering, as identified in the Subscription Form.

         1.89 "Rights Deadline" the date and time in which the Subscription Form and Subscription Price must be received by the Solicitation Agent, which such date will be prior to the Effective Date and will be set forth in the Subscription Form.

         1.90 "Rights Offering" means the offering of rights to purchase New Senior Convertible Preferred Stock as described in Article IV.

         1.91 "Rights Holders" means, collectively, Hicks Muse, TCW and holders of Subordinated Note Claims as of the Rights Record Date.

         1.91-1 "Rights Record Date" means the date for determination of holders of record of Subordinated Note Claims entitled to Rights under the Rights Offering as determined by the Debtors.

         1.92 "Schedules" means the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any amendments and supplements thereto.

         1.93 "Secured Claim" means a Claim that is secured by a lien that is valid, perfected and enforceable, and not avoidable, upon property in which a Debtor has an interest, to the extent of the value, as of the Effective Date, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed to in writing by a Debtor or Reorganized Debtor and the holder of such Claim.

         1.94 "Senior Lender" means the holder of a claim under the Existing Credit Agreement.

         1.95 "Senior Notes" means the 14% senior unsecured notes due 2007 of Viasystems in the aggregate principal amount of $100 million issued under that certain Subscription Agreement, dated as of July 19, 2001, among Group, Viasystems and Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-SBS (1999) Coinvestors, L.P., and HM 4-EQ (1999) Coinvestors, L.P.

         1.96 "Senior Note Claim" means any Claim under the Senior Notes.

         1.97 "Solicitation Order" means the Final Order of the Bankruptcy Court or other court of competent jurisdiction providing, among other things, that Class 8 is deemed to have rejected this Plan and is not entitled to vote hereon.

         1.98 "Stockholders Agreement" means the agreement among Reorganized Group and certain holders of New Securities governing, among other things, the registration of New Securities held by such Persons and containing the terms and conditions set forth in Exhibit C annexed hereto.

         1.99 "Subordinated Notes" means the 9 3/4% senior subordinated notes due 2007 of Viasystems in the aggregate principal amount of $500 million (i) issued under the two indentures, dated as of June 6, 1997 and February 17, 1998, each between Viasystems and The Bank of New York, as Trustee, and (ii) guaranteed by Group pursuant to the two First Supplemental Indentures, dated as of August 29, 2002, among Group, Viasystems and The Bank of New York.

         1.100 "Subordinated Note Claim" means any Claim under the Subordinated Notes.

         1.100-1 "Subscription Form" means the Rights Offering subscription form to be distributed to holders of Rights.

         1.101 "Subsidiaries" means the direct and indirect subsidiaries of Group and Viasystems.

         1.102 "TCW" means TCW Share Opportunity Fund III, L.P.

         1.103 "Viasystems" means Viasystems, Inc., a Delaware corporation.

C.       RULES OF INTERPRETATION

         1. GENERAL

         In this Plan (a) any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Plan, (d) the words "hereof," "herein," "hereby," "hereunder," and words of similar import refer to this Plan in its entirety rather than to a particular portion of this Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, and (f) the rules of construction, in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

         2. "INCLUDING"

         As used in this Plan, "include," "includes," or "including" shall be deemed to be followed by the words "without limitation."

         3. "ON"

         With reference to any distribution under this Plan, "on" a date (means on or as soon as reasonably practicable after that date.

D.       COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                  ARTICLE II.

                        TREATMENT OF UNCLASSIFIED CLAIMS

         In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on this Plan.

A.       ADMINISTRATIVE CLAIMS

         Each holder of an Allowed Administrative Claim shall receive, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto and (b) any Allowed Administrative Claim may be paid on such other terms as may be agreed on between the holder of such claim and the Debtors.

B.       PRIORITY TAX CLAIMS

         On the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, in the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, or (c) such other treatment as to which the Debtors and such holder shall have agreed upon in writing; provided, however, that the Debtors reserve the right to prepay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; provided further, however, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

                                  ARTICLE III.

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

A.       INTRODUCTION

         This Plan places all Claims and Equity Interests, except Unclassified Claims provided for in Article II, in the Classes listed below. A Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.

B.       SUMMARY OF CLASSES

                   CLASS                           IMPAIRED/UNIMPAIRED, ENTITLEMENT TO VOTE
                   -----                           ----------------------------------------
Class 1A -- Group Other Priority Claims            Unimpaired -- Deemed to have accepted this
                                                   Plan and not entitled to vote

Class 1B -- Viasystems Other Priority              Unimpaired -- Deemed to have accepted this
 Claims                                            Plan and not entitled to vote

Class 2A -- Group Existing Credit Agreement        Impaired -- Entitled to vote
 Claims

Class 2B -- Viasystems Existing Credit             Impaired -- Entitled to vote
 Agreement Claims

Class 3A -- Group Other Secured Claims             Unimpaired -- Deemed to have accepted this
                                                   Plan and not entitled to vote

Class 3B -- Viasystems Other Secured Claims        Unimpaired -- Deemed to have accepted this
                                                   Plan and not entitled to vote

Class 4 -- Viasystems Senior Note Claims           Impaired -- Entitled to vote
 and DTI Guaranty Claims

Class 5A -- Group Subordinated Note Claims         Impaired -- Entitled to vote

Class 5B -- Viasystems Subordinated Note           Impaired -- Entitled to vote
 Claims

Class 6A -- Group General Unsecured Claims         Impaired -- Entitled to vote

Class 6B -- Viasystems General Unsecured           Impaired -- Entitled to vote
 Claims

Class 7A -- Group Intercompany Claims              Unimpaired -- Deemed to have accepted this
                                                   Plan and not entitled to vote

Class 7B -- Viasystems Intercompany Claims         Unimpaired -- Deemed to have accepted this
                                                   Plan and not entitled to vote

Class 8 -- Existing Group Preferred Stock          Impaired -- If the Bankruptcy Court enters
                                                   the Solicitation Order, Class 8 shall be
                                                   deemed to have rejected this Plan and not
                                                   entitled to vote

Class 9A -- Existing Group Common Stock            Impaired -- Deemed to have rejected this
                                                   Plan and not entitled to vote

Class 9B -- Existing Viasystems Common             Unimpaired -- Deemed to have accepted this
 Stock                                             Plan and not entitled to vote

Class 10 -- Existing Other Equity Interests        Impaired -- Deemed to have rejected this
                                                   Plan and not entitled to vote


C.       TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

         1. CLASS 1A -- GROUP OTHER PRIORITY CLAIMS

                  a. Claims in Class: Class 1A consists of all Other Priority Claims against Group.

                  b. Treatment: On the later of (i) the Distribution Date or
         (ii) the date on which its Other Priority Claim becomes an Allowed Other Priority Claim, or, in each case, as soon as practicable thereafter, each holder of an Allowed Other Priority Claim against Group shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim.

         2. CLASS 1B -- VIASYSTEMS OTHER PRIORITY CLAIMS

                  a. Claims in Class: Class 1B consists of all Other Priority Claims against Viasystems.

                  b. Treatment: On the later of (i) the Distribution Date or
         (ii) the date on which its Other Priority Claim becomes an Allowed Other Priority Claim, or, in each case, as soon as practicable thereafter, each holder of an Allowed Other Priority Claim against Viasystems shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim.

         3. CLASS 2A -- GROUP EXISTING CREDIT AGREEMENT CLAIMS

                  a. Claims in Class: Class 2A consists of all Existing Credit Agreement Claims against Group. Existing Credit Agreement Claims will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange.

                  b. Treatment: For purposes of the Plan, Existing Credit Agreement Claims are Allowed in the aggregate amount of not less than $525.7 million. The legal, equitable, and contractual rights of the holders of Existing Credit Agreement Claims against Group shall be deemed satisfied by Group's guarantee of the obligations under the New Senior Credit Agreement.

         4. CLASS 2B -- VIASYSTEMS EXISTING CREDIT AGREEMENT CLAIMS

                  a. Claims in Class: Class 2B consists of all Existing Credit Agreement Claims against Viasystems. Existing Credit Agreement Claims will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange.

                  b. Treatment: For purposes of the Plan, Existing Credit Agreement Claims are Allowed in the aggregate amount of not less than $525.7 million. On the Effective Date, each holder of an Allowed Existing Credit Agreement Claim against Viasystems shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Existing Credit Agreement Claim, an amount of indebtedness under the New Senior Credit Agreement equal to the amount of such holder's Allowed Existing Credit Agreement Claim and all rights related to such indebtedness under the New Senior Credit Agreement.

         5. CLASS 3A -- GROUP OTHER SECURED CLAIMS

                  a. Claims in Class: Each sub-Class of Class 3A consists of a single Secured Claim against Group, and in the aggregate includes all Other Secured Claims against Group. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and this Plan, including for voting purposes. If the Claim of a holder of an Other Secured Claim against Group exceeds the value of the collateral that secures it, such holder shall have an Other Secured Claim against Group equal to the value of the collateral for such Claim and a General Unsecured Claim against Group for the deficiency.

                  b. Treatment: The legal, equitable, and contractual rights of the holders of Other Secured Claims against Group are unaltered by this Plan, or such Secured Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

         6. CLASS 3B -- VIASYSTEMS OTHER SECURED CLAIMS

                  a. Claims in Class: Each sub-Class of Class 3B consists of a single Secured Claim against Viasystems, and in the aggregate includes all Other Secured Claims against Viasystems. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and this Plan, including for voting purposes. If the Claim of a holder of an Other Secured Claim against Viasystems exceeds the value of the collateral that secures it, such holder shall have an Other

         Secured Claim against Viasystems equal to the value of the collateral for such Claim and a General Unsecured Claim against Viasystems for the deficiency.

                  b. Treatment: The legal, equitable, and contractual rights of the holders of Other Secured Claims against Viasystems are unaltered by this Plan, and such Secured Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

         7. CLASS 4 -- VIASYSTEMS SENIOR NOTE CLAIMS AND DTI GUARANTY CLAIMS

                  a. Claims in Class: Class 4 consists of all Senior Note Claims and DTI Guaranty Claims against Viasystems.

                  b. Treatment: For purposes of the Plan, Senior Note Claims are Allowed in the aggregate amount of not less than $120.1 million. On the later of (i) the Effective Date or (ii) the date on which its Senior Note Claim or DTI Guaranty Claim becomes an Allowed Senior Note Claim or Allowed DTI Guaranty Claim, each holder of an Allowed Senior Note Claim or Allowed DTI Guaranty Claim shall transfer to Group such Allowed Senior Note Claim or Allowed DTI Guaranty Claim and shall receive from Group in exchange therefor (i) in the case of the Allowed Senior Note Claims, Pro Rata distribution of 1,201,000 shares of New Junior Preferred Stock and 1,584,344 shares of New Common Stock and
         (ii) in the case of the Allowed DTI Guaranty Claims, the treatment set forth in Exhibit D to the Plan (after which Group will contribute such Allowed Senior Note Claim or Allowed DTI Guaranty Claim to Viasystems for cancellation and in satisfaction, settlement, release, and discharge of such Claim).

         8. CLASS 5A -- GROUP SUBORDINATED NOTE CLAIMS

                  a. Claims in Class: Class 5A consists of all Subordinated Note Claims against Group.

                  b. Treatment: For purposes of the Plan, Subordinated Note Claims are Allowed in the aggregate amount of not less than $540.6 million. The legal, equitable, and contractual rights of the holders of Subordinated Note Claims against Group shall be deemed satisfied by virtue of the treatment afforded to holders of Subordinated Note Claims against Viasystems.

         9. CLASS 5B -- VIASYSTEMS SUBORDINATED NOTE CLAIMS

                  a. Claims in Class: Class 5B consists of all Subordinated Note Claims against Viasystems.

                  b. Treatment: For purposes of the Plan, Subordinated Note Claims are Allowed in the aggregate amount of not less than $540.6 million. On the later of (i) the Effective Date or (ii) the date on which its Subordinated Note Claim becomes an Allowed Subordinated Note Claim, or, in each case, as soon as practicable thereafter, each holder of an Allowed Subordinated Note Claim against Viasystems shall transfer to Group such Allowed Subordinated Note Claim and shall receive from Group in exchange therefor a Pro Rata distribution of 17,231,598 shares of New Common Stock (after which Group will contribute such Allowed Subordinated Note Claim to Viasystems for cancellation and in satisfaction, settlement, release, and discharge of such Claim).

         10. CLASS 6A -- GROUP GENERAL UNSECURED CLAIMS

                  a. Claims in Class: Class 6A consists of all General Unsecured Claims against Group.

                  b. Treatment: On the Effective Date, each holder of an Allowed General Unsecured Claim against Group shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, the lesser of (i) a Pro Rata distribution of 54,505 shares of New Common Stock and (ii) a number of shares of New Common Stock having a value determined on the basis of the total enterprise value of the Debtors as of the Effective Date equal to the amount of such holder's Allowed General Unsecured Claim.

         11. CLASS 6B -- VIASYSTEMS GENERAL UNSECURED CLAIMS

                  a. Claims in Class: Class 6B consists of all General Unsecured Claims against Viasystems.

                  b. Treatment: Each holder of an Allowed General Unsecured Claim against Viasystems shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, a New Subordinated Note in a principal amount equal to 100% of the amount of each such Allowed General Unsecured Claim.

         12. CLASS 7A -- GROUP INTERCOMPANY CLAIMS

                  a. Claims in Class: Class 7A consists of all Intercompany Claims against Group.

                  b. Treatment: Allowed Intercompany Claims against Group shall be offset against any claim by Group against the holder of an Allowed Intercompany Claim and the remaining Allowed Intercompany Claim, if any, shall be cancelled, and the holder of such Allowed Intercompany Claim shall not receive or retain any property or interest in property on account of its Allowed Intercompany Claim.

         13. CLASS 7B -- VIASYSTEMS INTERCOMPANY CLAIMS

                  a. Claims in Class: Class 7B consists of all Intercompany Claims against Viasystems.

                  b. Treatment: Allowed Intercompany Claims against Viasystems shall be offset against any claim by Viasystems against the holder of an Allowed Intercompany Claim and the remaining Allowed Intercompany Claim, if any, shall be cancelled, and the holder of such Allowed Intercompany Claim shall not receive or retain any property or interest in property on account of its Allowed Intercompany Claim.

         14. CLASS 8 -- EXISTING GROUP PREFERRED STOCK

                  a. Equity Interests in Class: Class 8 consists of all Existing Group Preferred Stock.

                  b. Treatment: On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Existing Group Preferred Stock Equity Interest shall receive a Pro Rata distribution of New Warrants to purchase 1,436,171 shares of New Common Stock.

         15. CLASS 9A -- EXISTING GROUP COMMON STOCK

                  a. Equity Interests in Class: Class 9A consists of all Existing Group Common Stock.

                  b. Treatment: On the Effective Date, all Existing Group Common Stock shall be cancelled, and the holders of Existing Group Common Stock shall not receive or retain any property or interest in property on account of their Existing Group Common Stock.

         16. CLASS 9B -- EXISTING VIASYSTEMS COMMON STOCK

                  a. Equity Interests in Class: Class 9B consists of all Existing Viasystems Common Stock.

                  b. Treatment: For and in consideration of Group acquiring certain Allowed Viasystems Existing Credit Agreement Claims, Allowed Senior Note Claims, Allowed DTI Guaranty Claims and Allowed Viasystems Subordinated Note Claims and contributing such Claims to Viasystems, and for and in consideration of Group funding the consideration or providing for distributions under this Plan to holders of Allowed Administrative Claims, certain Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Existing Credit Agreement Claims, Allowed Other Secured Claims, certain Allowed General Unsecured Claims, and Allowed Existing Group Preferred Stock Equity Interests, the legal, equitable, and contractual rights of Group in the Existing Viasystems Common Stock are unaltered and unimpaired by this Plan.

         17. CLASS 10 -- EXISTING OTHER EQUITY INTERESTS

                  a. Claims and Equity Interests in Class: Class 10 consists of all Existing Other Equity Interests in Group and Viasystems.

                  b. Treatment: On the Effective Date, all Existing Other Equity Interests shall be cancelled, and the holders of Existing Other Equity Interests in Group and Viasystems shall not receive or retain any property or interest in property on account of their Existing Other Equity Interests.

D.       ALLOWED CLAIMS AND EQUITY INTERESTS

         Notwithstanding any provision herein to the contrary, the Debtors or Reorganized Debtors shall only make distributions to holders of Allowed Claims and Allowed Equity Interests. No holder of a Disputed Claim or Disputed Equity Interest shall receive any distribution on account thereof until and to the extent that its Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

E.       POSTPETITION INTEREST

         In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all unsecured Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, no holder of a Claim shall be entitled to or receive Postpetition Interest.

F.       ALTERNATIVE TREATMENT

         Notwithstanding any provision herein to the contrary, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it, the Debtors the Senior Lenders, the Noteholders' Committee, and Hicks Muse may agree to in writing, provided, however, that such other distribution or treatment shall not provide a return having a present value in excess of the present value of the distribution or treatment that otherwise would be given such holder pursuant to this Plan.

G.       TAX ALLOCATION

         For tax purposes, the value of any New Securities received by holders of Claims in satisfaction of interest bearing obligations shall be allocated first to the full satisfaction of principal of such interest bearing obligations and second in satisfaction of any accrued unpaid interest.

                                  ARTICLE IV.

                                 RIGHTS OFFERING

A.       THE RIGHTS

         Group will issue non-transferable, non-certificated subscription rights (the "Rights") entitling the purchase from Group, on the Effective Date and incident to and as part of the transactions that comprise this Plan, of (i) 2,770,400 shares of New Senior Convertible Preferred Stock at an aggregate purchase price of $34.99 million (5.5408 shares for each $1,000 in principal amount of Subordinated Notes held) by the holders of Subordinated Note Claims as of the Rights Record Date (including Hicks Muse), (ii) 891,320 shares of New Senior Convertible Preferred Stock at an aggregate purchase price of $11.26 million by Hicks Muse, and (iii) 593,829 shares of New Senior Convertible Preferred Stock at an aggregate purchase price of $7.5 million by TCW (the "Rights Offering").

         No fractional shares of New Senior Convertible Preferred Stock or Cash in lieu thereof shall be issued or paid. The number of shares of New Senior Convertible Preferred Stock available for purchase by a Rights Holder shall be rounded down to the nearest whole number.

B.       RIGHTS PERIOD

         The Rights Offering shall commence by announcement as soon as practicable following the Confirmation Date and shall expire on the Rights Deadline. After the Rights Deadline, unexercised Rights shall be null and void. Group shall not be obligated to honor any purported exercise of Rights received by the Rights Agent after the Rights Deadline, regardless of when the documents relating to such exercise were sent.

C.       SUBSCRIPTION PRICE

         The Subscription Price will be $12.63 per share of New Senior Convertible Preferred Stock, payable in Cash or by transfer of Existing Bank Debt to Group. Payments may only be made in accordance with procedures prescribed by the Debtors in the Subscription Form.

D.       TRANSFER RESTRICTION; REVOCATION

         The Rights are not transferable. Once a Rights Holder has properly exercised its Rights, such exercise shall not be permitted to be revoked. Upon such exercise, Rights Holders who hold Subordinated Notes shall not be permitted to sell, transfer, assign, pledge or otherwise dispose of such Subordinated Notes. Any such transfer shall be null and void and the Debtors shall not treat any purported transferee as the holder of such Subordinated Notes.

E.       PROCEDURES FOR EXERCISE OF RIGHTS

         Rights issued to holders of Subordinated Note Claims may only be exercised by such Rights Holders to the extent such holders hold the Subordinated Notes giving rise to the Subordinated Note Claim at such time of exercise. Rights Holders shall be able to exercise their Rights by causing their Subscription Forms to be delivered to the Rights Agent at or prior to the Rights Deadline, having properly completed and executed the Subscription Form, and tendered the Subscription Price in accordance with procedures set forth in the Disclosure Statement and the Subscription Form.

         All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights shall be determined by the Debtors, whose determinations shall be final and binding. The Debtors, in their sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Right. Subscription Forms shall not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine, in their sole discretion. Neither the Debtors nor the Rights Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

F.       COMMITMENTS

         Incident to and as part of the transactions that comprise this Plan and pursuant to the Commitment Agreements, (i) Hicks Muse has agreed to exercise its Rights in full and, on the Effective Date, to direct the record holder to transfer Existing Bank Debt beneficially owned by Hicks Muse under a participation agreement in the principal amount of $27.5 million to Group in exchange for 2,177,356 shares of New Senior Convertible Preferred Stock (Group will thereafter contribute such Existing Bank Debt to Viasystems for cancellation); (ii) TCW has agreed to exercise its Rights in full and, on the Effective Date, to transfer Existing Bank Debt in the principal amount of $7.5 million to Group in exchange for 593,829 shares of New Senior Convertible Preferred Stock (Group will thereafter contribute such Existing Bank Debt to Viasystems for cancellation); and (iii) GSC has agreed, on the Effective Date, to purchase from Group all or any portion of the remaining shares of New Senior Convertible Preferred Stock that the holders of Subordinated Note Claims (other than Hicks Muse) do not purchase in the Rights Offering, up to 1,484,363 shares of New Senior Convertible Preferred Stock at an aggregate purchase price of up to $18.75 million. In consideration for such commitments, Group has agreed to pay Hicks Muse, TCW, and GSC a fee, in Cash, equal to two percent of the price of the New Senior Convertible Preferred Stock purchased by such Persons in the Rights Offering.

G.       CONDITIONS TO ISSUANCE OF SHARES

         None of Group, Hicks Muse, TCW, GSC, or any exercising Rights Holder shall be under any obligation, or have any right, to transfer or purchase any shares of New Senior Convertible Preferred Stock unless and until this Plan has been Confirmed, all conditions to the Effective Date have been satisfied or waived, and all Subordinated Note Claims are exchanged for New Common Stock pursuant to this Plan. The Rights Offering is not conditioned on the exercise of any minimum number of Rights by

Rights Holders. Group reserves the right at any time prior to the Rights Deadline to terminate the Rights Offering if consummation thereof is prohibited by law or applicable regulation. Reorganized Group shall otherwise be obligated to complete the Rights Offering on the Effective Date.

H.       PROCEEDS

         Tendered Existing Bank Debt received as proceeds of the Rights Offering shall be cancelled. All Cash proceeds from the Rights Offering shall be used to reduce outstanding indebtedness of the Debtors under the Existing Credit Agreement.

                                   ARTICLE V.

                              HICKS MUSE EXCHANGE

         Incident to and as part of the transactions that comprise this Plan and pursuant to that certain Commitment Agreement executed by Hicks Muse, Hicks Muse has agreed, on the Effective Date, to transfer Existing Bank Debt to Group for shares of New Common Stock (the "Hicks Muse Exchange"). Under the Hicks Muse Exchange, Hicks Muse will direct the record holder to transfer Existing Bank Debt beneficially owned by Hicks Muse under a participation agreement in the principal amount of $23.7 million to Group (Group will thereafter contribute such Existing Bank Debt to Viasystems for cancellation). In exchange, Group shall issue 1,874,358 shares of New Common Stock to Hicks Muse. Tendered Existing Bank Debt shall be cancelled (following its contribution by Group to Viasystems). Neither Group nor Hicks Muse shall have any obligation under the Hicks Muse Exchange unless and until this Plan has been Confirmed and all conditions to the consummation of this Plan have been satisfied or waived.

                                  ARTICLE VI.

                      MEANS FOR IMPLEMENTATION OF THIS PLAN

A.       CONTINUED CORPORATE EXISTENCE; AUTHORIZED CAPITAL STOCK

         Reorganized Group and Reorganized Viasystems shall continue to exist after the Effective Date as separate corporate entities in accordance with the applicable law in the applicable jurisdiction in which they are incorporated under their respective certificates of incorporation and bylaws in effect before the Effective Date except as their certificates of incorporation and bylaws may be amended pursuant to this Plan. On the Effective Date, the certificate of incorporation and bylaws of each Reorganized Debtor shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. In addition, the Reorganized Group Certificate of Incorporation shall include a provision (i) authorizing 25 million shares of New Preferred Stock, of which 4.5 million shares shall be designated New Senior Convertible Preferred Stock and 1.5 million shares shall be designated New Junior Preferred Stock, and (ii) authorizing 100 million shares of New Common Stock.

B.       CORPORATE ACTION; CANCELLATION OF SECURITIES

         As of the Effective Date, the Certificates evidencing the Extinguished Securities shall evidence solely the right to receive from Viasystems or Group the distribution of the consideration, if any, set forth in Article III.C. On the Effective Date, except as otherwise provided for herein, (i) the Extinguished Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person and (ii) the obligations of the Debtors under the Extinguished Securities and under the Debtors' certificate of incorporation, any agreements, indentures, or certificates of designations governing the Extinguished Securities shall be terminated and discharged; provided, however, that each indenture or other agreement that governs the rights of the holder of a Claim based on the Extinguished Securities and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of (a) allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims hereunder and (b) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, and expenses under such indenture or other agreement. Additionally, the cancellation of any indenture shall not impair the rights and duties under such indenture as between the indenture trustee thereunder and the beneficiaries of the trust created thereby. Additionally, as of the Effective Date, all Equity Interests other than the Equity Interests in Viasystems, to the extent not already cancelled, shall be cancelled.

         Any actions taken by an indenture trustee, agent or servicer that are not for the purposes authorized hereunder shall not be binding upon the Debtors. Except with respect to the making of distributions as provided in the preceding paragraph, the Reorganized Debtors may, with or without cause, terminate any indenture or other governing agreement and the authority of any indenture trustee, agent or servicer to act thereunder at any time by giving five Business Days' written notice of termination to the indenture trustee, agent, or servicer. If distributions hereunder on account of Subordinated Note Claims have not been completed at the time of termination of the indenture or other governing agreement, the Reorganized Debtors shall designate a distribution agent to act in place of the indenture trustee, agent, or servicer, and the provisions of this Plan shall be deemed to apply to the new distribution agent.

C.       DIRECTORS AND EXECUTIVE OFFICERS

         On the Effective Date, the term of each member of the current Board of Directors of Group and Viasystems shall automatically expire. The initial Board of Directors of Reorganized Group on and after the Effective Date shall consist of nine members. Group shall identify the individuals proposed to serve as directors of Reorganized Group in the Plan Supplement, which shall be filed with the Bankruptcy Court on or before the date that is five Business Days prior to the Confirmation Hearing. The board of directors of Reorganized Group shall have the responsibility for the management, control, and operation of Reorganized Group on and after the Effective Date. The members of the Management Group shall maintain their current positions as executive officers of Reorganized Group on and after the Effective Date. The officers and directors of Reorganized Group on and after the Effective Date shall also serve as the officers and directors of Reorganized Viasystems unless otherwise provided in the Plan Supplement.

D.       NEW SECURITIES

         As of the Effective Date, the issuance by Reorganized Group of an aggregate of (i) 4,255,548 of New Senior Convertible Preferred Stock, (ii) 1,201,000 shares of New Junior Preferred Stock, and (iii) 20,744,805 shares of New Common Stock by Group to Viasystems as a contribution to capital shall be authorized.

         As of the Effective Date, the issuance by Reorganized Group of New Warrants to purchase an aggregate of 1,436,171 shares of New Common Stock shall be authorized. The New Warrants shall (i) have a per share exercise price equal to $25.51, (ii) be exercisable immediately and (iii) expire seven years after the date issued.

         As of the Effective Date, the grant by Reorganized Group of the Tranche A New Options to purchase an aggregate of 2,222,222 shares of New Common Stock in accordance with the Incentive Option Plan shall be authorized.

         As of the Effective Date, the reservation by Reorganized Group of 7,913,588 shares of New Common Stock for issuance pursuant to any conversion of the New Senior Convertible Preferred Stock and any exercise of New Warrants or Tranche A New Options shall be authorized.

         The issuance, grant, and reservation of New Securities authorized in this Article VI.D shall not require any further act or action by, among other Persons, any shareholders or creditors of Group, under applicable law, regulation, order or rule.

         On or before the Distribution Date, Reorganized Group shall issue for distribution in accordance with the provisions hereof the New Securities required for distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. Descriptions of the terms of the New Senior Convertible Preferred Stock, the New Junior Preferred Stock, and the New Common Stock are set forth in Exhibit B annexed hereto.

         On the Effective Date, Reorganized Group shall enter into the Stockholders Agreement annexed hereto as Exhibit C.

E.       NEW SENIOR CREDIT AGREEMENT

         Indebtedness under the Existing Credit Agreement (which indebtedness will be reduced by approximately $77.43 million pursuant to the consummation of the Rights Offering and the Hicks Muse Exchange) shall be restructured in the New Senior Credit Agreement to provide for a Term Loan A Facility in an amount between $69.5 million and $85.4 million and a Term Loan B Facility in an amount between $362.9 million and $378.8 million. In addition, the New Senior Credit Agreement shall include the Exit Facility, which will provide for revolving loans of up to $61.85 million and a letter of credit subfacility with a sublimit of $15.0 million. The Exit Facility will be part of the New Senior Credit Agreement. The Exit Facility will provide liquidity for working capital and other general corporate purposes to Reorganized Group and its Subsidiaries following the conclusion of the Chapter 11 Cases. Availability under the Exit Facility will be subject to a domestic asset coverage test and, with respect to revolving advances, limited to circumstances in which Reorganized Viasystems and its Subsidiaries have less than $20 million in unrestricted cash and cash equivalents on hand at the time of, and after giving effect to, borrowing. As of the date of this Disclosure Statement, the committed amount of the Exit Facility is $51.3 million. On the Effective Date, the Reorganized Debtors will enter into the New Senior Credit Agreement.

F.       NEW SUBORDINATED NOTES

         On the Effective Date, Reorganized Viasystems shall issue New Subordinated Notes to holders of General Unsecured Claims against Viasystems in the aggregate principal amount equal to 100% of such Allowed Claims. The New Subordinated Notes shall be subordinated to all indebtedness under the New Senior Credit Agreement and all other indebtedness of Viasystems for borrowed money. All principal and accrued interest under the New Subordinated Notes shall be due and payable on December 31, 2010. From the Effective Date of the Plan through September 30, 2008, the New Subordinated Notes shall bear interest at an annual interest rate of 3% (subject to applicable usury laws) paid in cash semi-annually (subject to the subordination provisions therein). After September 30, 2008, the New Subordinated Notes shall bear interest at the prime commercial lending rate per annum published in the Wall Street Journal, New York City edition (subject to applicable usury laws), paid in cash semi-annually (subject to the subordination provisions therein). Principal amortization shall be 22% of the original principal amount on December 31, 2008, 11% of the original principal amount on June 30, 2009, 33% of the original principal amount on December 31, 2009, 11% of the original principal amount on June 30, 2010, and

23% of the original principal amount on December 31, 2010. The New Subordinated Notes shall be non-transferable.

G.       RIGHTS OFFERING AND HICKS MUSE EXCHANGE

         Incident to and as part of the transactions that comprise this Plan, Group is (i) issuing Rights to purchase 4,255,548 shares of New Senior Convertible Preferred Stock at an aggregate purchase price of $53.75 million under the Rights Offering and (ii) exchanging 1,874,358 shares of New Common Stock for $23.7 million in Existing Bank Debt under the Hicks Muse Exchange. On the Effective Date, Group shall consummate the Rights Offering and the Hicks Muse Exchange, all as contemplated by the Rights Offering and the Commitment Agreements.

H.       INCENTIVE OPTION PLAN

         In connection with this Plan, Reorganized Group shall adopt an Incentive Option Plan that is intended to provide incentives to employees to continue their efforts to foster and promote the long-term growth and performance of the Reorganized Debtors and their Subsidiaries. The Incentive Option Plan shall authorize the issuance of New Options to purchase up to 2,777,778 shares of New Common Stock. Up to eighty-percent of such New Options will be issued on the Effective Date (the "Tranche A Options") with a per share exercise price equal to $12.63. Tranche A Options shall be issued to employees of the Reorganized Debtors and their Subsidiaries in accordance with an allocation recommended by the Chief Executive Officer of Reorganized Group and approved by the Compensation Committee of the Board of Directors of Reorganized Group; provided, a designee of Hicks Muse and a designee of GSC must consent to such allocation. The Tranche A Options shall vest as follows: one-third immediately upon the date of grant, one-third upon the 24-month anniversary of the Effective Date, and one-third upon the 36-month anniversary of the Effective Date. The remaining 20% of such New Options, plus any additional options not granted as Tranche A Options and allocated as "Tranche B Options" with the approval of Hicks Muse and GSC, shall be available for future grants at the discretion of the Compensation Committee, subject to such terms and conditions as the Compensation Committee may determine at the time of grant.

I.       REVESTING OF ASSETS

         The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to this Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, Equity Interests, charges and liens except as specifically provided or contemplated herein or the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.

J.       PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

         Except as otherwise provided herein or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity without the approval of the Bankruptcy Court. The Reorganized

Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

K.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

         The chairman of the board of directors, president, chief financial officer, any executive vice-president or senior vice-president, or any other appropriate officer of each Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of this Plan. The secretary or assistant secretary of the appropriate Debtor shall be authorized to certify or attest to any of the foregoing actions.

L.       EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to this Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.       SUBROGATION

         Other than in respect of any Existing Credit Agreement Claims, the Reorganized Debtors shall maintain and be entitled to assert any right of subrogation the Debtors or the Reorganized Debtors may have under applicable non-bankruptcy law arising on account or in respect of any distribution to a holder of Claim under this Plan. Notwithstanding the foregoing, the Reorganized Debtors shall be deemed to waive and shall have no right of subrogation in respect of any Existing Credit Agreement Claim.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       DISTRIBUTIONS FOR CLAIMS AND EQUITY INTERESTS ALLOWED AS OF THE
         EFFECTIVE DATE

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions and issuances of New Securities to be made in exchange for or on account of Claims or Equity Interests that are Allowed Claims or Allowed Equity Interests as of the Effective Date shall be made on the Distribution Date, or as soon thereafter as reasonably practicable. All Cash distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any distribution hereunder of property other than Cash (including any issuance of New Securities and the distribution of such New Securities in exchange for Allowed Claims as of the Effective Date) shall be made by the Disbursing Agent, the indenture trustee or the transfer agent in accordance with the terms of this Plan.

B.       DISBURSING AGENT

         The Disbursing Agent shall make all distributions required hereunder, except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions hereof and the terms of the relevant indenture or other governing agreement.

         If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by an indenture trustee, agent, or servicer), such Disbursing Agent, indenture trustee, agent, or servicer shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

C.       SURRENDER OF SECURITIES OR INSTRUMENTS

         On or before the Distribution Date, or as soon as reasonably practicable thereafter, each holder of a Certificate shall surrender such Certificate to the Disbursing Agent, or, with respect to the Subordinated Notes, the indenture trustee, and such Certificate shall be cancelled. No distribution of property hereunder, including the sale of New Senior Convertible Preferred Stock to a holder of a Subordinated Note Claim pursuant to the Rights Offering, shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the indenture trustee, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or indenture trustee, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or indenture trustee, as the case may be, prior to the second anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims or Equity Interests in respect of such Certificate, shall not participate in any distribution hereunder and shall have no right to participate in the Rights Offering, and (i) all Cash in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized Group and (ii) all New Securities in respect of such forfeited distribution shall be cancelled notwithstanding any federal or escheat laws to the contrary.

D.       INSTRUCTIONS TO DISBURSING AGENT

         Prior to any distribution on account of a Subordinated Note Claim, the indenture trustee shall (i) inform the Disbursing Agent as to the amount of properly surrendered Subordinated Notes and (ii) inform the Disbursing Agent in a properly completed letter of transmittal, accompanied by properly remitted securities, of the names of holders of Allowed Subordinated Note Claims, and the number of shares of New Stock to be issued and distributed to or on behalf of such holders of Allowed Subordinated Note Claims in exchange for properly surrendered Subordinated Notes.

E.       SERVICES OF INDENTURE TRUSTEE

         The indenture trustee's services with respect to consummation of this Plan shall be as set forth herein and as authorized by the indenture.

F.       RECORD DATE FOR DISTRIBUTIONS

         At the close of business on the Distribution Record Date, the transfer ledgers for the Existing Bank Debt (maintained by JPMorgan Chase Bank, as Administrative Agent under the Existing Credit Agreement), Senior Notes, Subordinated Notes, and Existing Group Stock shall be closed, and there shall be no further changes in the record holders of such debt and securities. The Reorganized Debtors and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such debt and securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders listed on the transfer ledgers as of the close of business on the Distribution Record Date.

G.       MEANS OF CASH PAYMENT

         Cash payments hereunder shall be in U.S. funds by check, wire transfer, or such other commercially reasonable manner as the payor shall determine in its sole discretion.

H.       CALCULATION OF DISTRIBUTION AMOUNTS OF NEW STOCK AND NEW WARRANTS

         No fractional shares of New Stock or New Warrants to purchase fractional shares of New Stock shall be issued or distributed hereunder or by Reorganized Group or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New Stock or New Warrants to purchase shares of New Stock shall receive the total number of whole shares of New Stock or New Warrants to purchase the total number of whole shares of New Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Stock or a New Warrant to purchase a fractional share of New Stock, such number of shares or New Warrants to purchase shares to be distributed shall be rounded down to the nearest whole number.

I.       DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the indenture trustee, as the case may be, (a) at the holder's last known address, (b) at the address in any written notice of address change delivered to the Disbursing Agent, (c) in the case of the holder of a Subordinated Note Claim, at the address in the indenture trustee's official records, or (d) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent or indenture trustee is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee shall be returned to the appropriate Reorganized Debtor or the indenture trustee, as the case may be, until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second anniversary of the Effective Date, after which date (i) all Cash in respect of such forfeited distribution including interest accrued thereon shall revert to Reorganized Group and (ii) all New Securities in respect of such forfeited distribution shall be cancelled, in each case, notwithstanding any federal or escheat laws to the contrary.

J.       WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.

K.       SETOFFS

         Other than in respect of any Existing Credit Agreement Claim, a Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the Claim's holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any claim that the Debtor or Reorganized Debtor may have against such holder. Nothing in this Plan shall be deemed to expand rights to setoff under applicable non-bankruptcy law. Notwithstanding the foregoing, the Reorganized Debtors shall be deemed to waive and shall have no right of setoff or recoupment against any Existing Credit Agreement Claim or against any amounts at any time due or outstanding under the DIP Facility.

                                 ARTICLE VIII.

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT, AND UNLIQUIDATED CLAIMS

A.       OBJECTIONS TO CLAIMS; DISPUTED CLAIMS

         The Debtors intend to make distributions, as required by this Plan, in accordance with the books and records of the Debtors (or in the case of the Existing Bank Debt, in accordance with the books and records of JPMorgan Chase Bank as Administrative Agent under the Existing Credit Agreement). Unless disputed by a holder of a Claim or Equity Interest, the amount set forth in the books and records of the Debtors shall constitute the amount of the Allowed Claim or Allowed Equity Interest of such holder. If any holder of a Claim or Equity Interest disagrees with the Debtors, such holders must so advise the Debtors in writing, in which event, the Claim or Equity Interest shall be a Disputed Claim or a Disputed Equity Interest. The Debtors intend to attempt to resolve any such disputes consensually, or through other judicial means outside of the Bankruptcy Court. Nevertheless, the Debtors may, in their discretion, file with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or Equity Interest, or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order; provided, however, that the Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Claims or Equity Interests. In addition, any Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of the any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

B.       NO DISTRIBUTION PENDING ALLOWANCE

         Notwithstanding any other provision herein, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of or in exchange for such Claim unless and until such Disputed Claim becomes an Allowed Claim.

C.       DISTRIBUTIONS AFTER ALLOWANCE

         To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a distribution shall be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Equity Interest the distribution to which such holder is entitled hereunder on account of or in exchange for such Allowed Claim.

                                  ARTICLE IX.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       ASSUMED CONTRACTS AND LEASES

         Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, as of the Effective Date each Reorganized Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms,
(iii) is the subject of a motion to reject filed on or before the Confirmation Date or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.

         Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.       PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

         Any monetary amounts by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the applicable Debtor. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the

Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.       REJECTED CONTRACTS AND LEASES

         Except as otherwise provided herein or in any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan, none of the executory contracts and unexpired leases to which a Debtor is a party shall be rejected hereunder; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which either Debtor is a party.

D.       CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

         All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the appropriate Debtor and its counsel within 60 days after the earlier of (i) the date of entry of an order of the Bankruptcy Court approving such rejection or (ii) the Confirmation Date. Any Claims not filed within such times shall be forever barred from assertion against the respective Debtor, its Estate, and its property.

E.       COMPENSATION AND BENEFIT PLANS AND TREATMENT OF RETIREMENT PLAN

         Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and benefit plans of the Debtors, including benefit plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder. The Debtors' obligations under such plans and programs shall survive Confirmation of this Plan, except for (i) executory contracts or employee benefit plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits," as defined in section 1114(a) of the Bankruptcy Code, shall continue unimpaired and in full force and effect.

                                   ARTICLE X.

                      ACCEPTANCE OR REJECTION OF THIS PLAN

A.       CLASSES ENTITLED TO VOTE

         Each Impaired Class of Claims that shall (or may) receive or retain property or any interest in property hereunder is entitled to vote to accept or reject this Plan. Notwithstanding any distribution of Warrants that holders of Equity Interests in Class 8 may be entitled to receive hereunder, the Debtors intend to seek entry of an order pursuant to which such holders shall be deemed to have rejected this Plan and shall not be entitled to vote in respect of this Plan. By operation of law, each unimpaired Class of Claims or Equity Interests is deemed to have accepted this Plan and, therefore, is not entitled to vote. Because holders of Claims and Equity Interests in Classes that are not entitled to receive or retain any property hereunder are presumed to have rejected this Plan, they are not entitled to vote.

B.       ACCEPTANCE BY IMPAIRED CLASSES

         An Impaired Class of Claims shall have accepted this Plan if the holders of at least two-thirds in amount and more than one-half in number of the Allowed Claims in the Class actually voting have voted to accept this Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

C.       ELIMINATION OF CLASSES

         Any Class that does not contain any Allowed Claims or Equity Interests or any Claims or Equity Interests temporarily allowed for voting purposes under Federal Rule of Bankruptcy Procedure 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed not included in this Plan for purposes of (i) voting to accept or reject this Plan and (ii) determining whether such Class has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.

D.       NONCONSENSUAL CONFIRMATION

         The Bankruptcy Court may confirm this Plan over the dissent of any Impaired Class if all of the requirements for consensual confirmation under subsection 1129(a), other than subsection 1129(a)(8), of the Bankruptcy Code and for nonconsensual confirmation under of subsection 1129(b) of the Bankruptcy Code have been satisfied.

         To obtain confirmation notwithstanding the nonacceptance of a Class, the Debtors must demonstrate to the Court that this Plan "does not discriminate unfairly" and is "fair and equitable" with respect to any dissenting Impaired Classes. A plan does not discriminate unfairly if the legal rights of a dissenting Class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its Claims or Equity Interests. If required, the Debtors shall show at the Confirmation Hearing that this Plan does not discriminate unfairly.

         To the extent necessary, the Debtors shall request confirmation of this Plan, as this Plan may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                  ARTICLE XI.

                       CONDITIONS PRECEDENT TO THIS PLAN'S
                          CONFIRMATION AND CONSUMMATION

A.       CONDITIONS TO CONFIRMATION

         The Confirmation hereof is subject to the satisfaction or due waiver of the following conditions precedent:

         1. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and the Senior Lenders, the Noteholders' Committee, and Hicks Muse.

         2. The Exit Facility commitment and the Commitment Agreements shall be in full force and effect and shall not have expired or otherwise terminated.

B.       CONDITIONS TO EFFECTIVE DATE

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with
Article XI.C below:

         1. The Confirmation Order shall have been entered by the Bankruptcy Court and that order must provide, among other things, that:

                  A. the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with this Plan;

                  B. the provisions of the Confirmation Order are non-severable and mutually dependent;

                  C. all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Cases or hereunder shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits, or requires termination of such contract or lease;

                  D. the transfers of property by the Debtors (i) to the Reorganized Debtors (A) are or shall be legal, valid, and effective transfers of property, (B) vest or shall vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Equity Interests, except as expressly provided herein or Confirmation Order, (C) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (D) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including any laws affecting successor, transferee or stamp or recording tax liability and (ii) to holders of Claims or Equity Interests hereunder are for good consideration and value;

                  E. except as expressly provided herein (or in any order of the Bankruptcy Court), upon the effectiveness of all transactions incident to and part hereof, the Debtors are discharged effective upon the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant hereto, or obligation of the Debtors incurred before the Confirmation Date, or from any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                  F. all Existing Group Preferred Stock, Existing Group Common Stock, and Existing Other Equity Interests in Group shall be cancelled effective upon the Effective Date;

                  G. the New Securities issued hereunder are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Securities are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code; and

                  H. the Debtors and the members of the Creditor Group have acted in good faith with respect to the formulation, the Solicitation, and Confirmation of the Plan, pursuant to section 1125(e) of the Bankruptcy Code.

         2. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.

         3. The New Senior Credit Agreement shall have been executed by all necessary parties thereto and prior to, or simultaneously with, the effectiveness of this Plan, all conditions precedent thereto shall have been satisfied or waived such that it shall have become effective.

         4. The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Securities.

         5. All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed, including the consummation of the Commitment Agreements.

         6. No stay of the Confirmation Order and/or consummation of this Plan is in effect.

         7. The aggregate amount of Allowed Claims and Disputed Claims in Class 6B -- Viasystems General Unsecured Claims shall not exceed $7.5 million.

         8. The Lockup Agreement shall not have been terminated.

         9. All definitive documentation relating to the Plan and the transactions contemplated thereby shall be consistent in all material respects with the Lockup Agreement and the definitive documentation relating to the classes of Preferred Stock, the New Warrants, the Stockholders Agreement, the New Subordinated Notes, the Incentive Option Plan, the New Senior Credit Agreement, the DIP Facility, the Reorganized Group Certificate of Incorporation and all other documents material to the consummation of the transactions contemplated under the Plan shall be in form and substance reasonably acceptable to each of the Senior Lenders, the Noteholders' Committee, and Hicks Muse.

C.       WAIVER OF CONDITIONS

         Each of the conditions set forth in Article XI.B above, other than as set forth in Article XI.B. 3, 5, and 6, may be waived in whole or in part by the Debtors, with the consent of the Senior Lenders, the Noteholders' Committee, and Hicks Muse (which consent shall not be unreasonably withheld), without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The conditions set forth in Article XI.A above may not be waived without the consent of the Senior Lenders, the Noteholders' Committee and Hicks Muse (which consents shall not be unreasonably withheld). The failure to satisfy or waive any condition to confirmation or the Effective Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                  ARTICLE XII.

                    MODIFICATIONS AND AMENDMENTS; WITHDRAWAL

         The Debtors may alter, amend, or modify this Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of the Senior Lenders, the Noteholders' Committee, and Hicks Muse (which consent shall not be unreasonably withheld). The Debtors reserve the right to include any amended exhibits in the Plan Supplement, whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit. After the Confirmation Date the Debtors or Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies herein, the Disclosure Statement, and the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and extent hereof so long as such proceedings do not materially and adversely affect the treatment of holders of Claims or Equity Interests hereunder.

                                 ARTICLE XIII.

                            RETENTION OF JURISDICTION

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding this Plan's Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the purposes described under clauses (A) and (N) below, with respect to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Cases and this Plan, to the fullest extent permitted by law, including jurisdiction to:

                  a. determine any and all objections to the allowance of Claims or Equity Interests;

                  b. determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

                  c. determine any and all motions to subordinate Claims or Equity Interests at any time and on any basis permitted by applicable law;

                  d. hear and determine all Professional Fee Claims and other Administrative Claims;

                  e. hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

                  f. hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

                  g. enter such orders as may be necessary or appropriate in aid of the consummation hereof and to execute, implement, or consummate the provisions hereof and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

                  h. hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement hereof and all contracts, instruments, and other agreements executed in connection with this Plan;

                  i. hear and determine any request to modify this Plan or to cure any defect or omission or reconcile any inconsistency herein or any order of the Bankruptcy Court;

                  j. issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with or compel action for the implementation, consummation, or enforcement hereof or the Confirmation Order;

                  k. enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

                  l. hear and determine any matters arising in connection with or relating hereto, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

                  m. enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

                  n. recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

                  o. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  p. hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

                  q. hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

                  r. enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIV.

                           COMPROMISES AND SETTLEMENTS

         Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors may compromise and settle various Claims against them and/or claims they may have against other Persons. Each of the Debtors expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall transfer to the Reorganized Debtors pursuant hereto and Bankruptcy Court approval of such action shall not be required.

                                  ARTICLE XV.

                            MISCELLANEOUS PROVISIONS

A.       BAR DATES FOR CERTAIN CLAIMS

         1. ADMINISTRATIVE CLAIMS

         The Confirmation Order shall establish an Administrative Claims Bar Date for the filing of all Administrative Claims (other than Professional Fee Claims or Claims for the expenses of the members of any Committee (if appointed)), which date shall be 60 days after the Confirmation Date. Holders of asserted Administrative Claims, other than Professional Fee Claims or Claims for United States Trustee fees or the expenses of the members of any Committee (if appointed), not paid and not arising out of transactions in the ordinary course of business prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or the Reorganized Debtors, as the case may be, shall have 60 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claim.

         2. PROFESSIONAL FEE CLAIMS

         All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 60 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. Notwithstanding the foregoing, the reasonable fees and expenses incurred on or after the Petition Date by Stroock & Stroock & Lavan LLP, as counsel to the Noteholders' Committee, Jefferies & Company, Inc., as financial advisors to the Noteholders' Committee, and Vinson & Elkins L.L.P., as counsel to Hicks Muse, and any other professionals retained by the Noteholders' Committee or Hicks Muse respectively, including local counsel, pursuant to their respective agreements entered into prior to, on, or subsequent to the Petition Date, and the reasonable fees and expenses of the indenture trustees, including reasonable attorneys' fees, as set forth in the indentures, shall be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors' businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or the Reorganized Debtors and any such professional or indenture trustee cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court.

B.       PAYMENT OF STATUTORY FEES

         All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

C.       SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision hereof is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.       SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of all Persons named or referred to herein shall be binding on, and shall inure to the benefit of, their respective heirs, executors, administrators, personal representatives, successors or assigns.

E.       DISCHARGE OF THE DEBTORS AND INJUNCTION

         All consideration distributed hereunder shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Equity Interests in the Debtors of any nature whatsoever or against any of the Debtor's assets or properties. Except as otherwise expressly provided herein, entry of the Confirmation Order (subject to the occurrence of the Effective Date) shall act as a discharge of all Claims against and debt of, liens on, and Equity Interests in each of the Debtors, the Debtors' assets, and their properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or proof of Equity Interest therefor was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept this Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Effective Date. Upon entry of the Confirmation Order, and subject to the occurrence of the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtors or any of their assets or properties any other or further Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order except as otherwise expressly provided in this Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Effective Date.

         In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Equity Interest discharged hereby. Except as otherwise expressly provided in this Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, the Debtors shall be permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or

Equity Interest. The foregoing injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

F.       DEBTORS' RELEASES

         On the Effective Date, effective as of the Confirmation Date, the Debtors shall release and be permanently enjoined from any prosecution or attempted prosecution of any and all causes of action which they have or may have against any present or former director, officer, or employee of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of (i) any express contractual obligation owing by any such director, officer, or employee of the Debtors or
(ii) the willful misconduct or gross negligence of such director, officer, or employee in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of Confirmation hereof, the consummation hereof, the administration hereof, or the property to be distributed hereunder.

         On the Effective Date, effective as of the Confirmation Date, the Debtors shall release and be permanently enjoined from any prosecution or attempted prosecution of any and all claims and causes of action, including any claims or causes of action under Chapter 5 of the Bankruptcy Code, which they have or may have against any member of the Creditor Group and its respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives and their respective property in connection with (i) actions taken as or in its capacity of being a member of the Creditor Group and (ii) the Chapter 11 Cases.

G.       OTHER RELEASES

         On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order, the Debtors, the Reorganized Debtors, each member of the Creditor Group, and the indenture trustee, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives and their respective property shall be released from any and all claims, obligations, rights, causes of action, and liabilities which the Debtors, Reorganized Debtors, or any holder of a Claim against or Equity Interest in any Debtor may be entitled to assert derivatively on behalf of the Debtors, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Confirmation Date, in any way relating to the Chapter 11 Cases or this Plan, or otherwise; provided, however, that nothing shall release any Person from any claims, obligations, rights, causes of action, or liabilities based upon any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, the administration hereof, or the property to be distributed hereunder arising out of such Person's gross negligence or willful misconduct.

H.       EXCULPATION AND LIMITATION OF LIABILITY

         The Reorganized Debtors, the members of the Creditor Group, and any and all of their respective present or former members, officers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, or agents, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, or the administration hereof or the property to be distributed hereunder, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities hereunder.

         Notwithstanding any other provision hereof, no holder of a Claim or Equity Interest, no other party-in-interest, none of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Estates, any Committee, the members of the Creditor Group, any holder of Eligible Claims, or any of their respective present or former members, officers, directors, employees, equity holders, partners, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, or the administration hereof or the property to be distributed hereunder, except for their willful misconduct or gross negligence.

I.       WAIVER OF ENFORCEMENT OF SUBORDINATION

         All Claims against and Equity Interests in the Debtors and all rights and claims between or among holders of Claims and Equity Interests relating in any manner whatsoever to Claims against and Equity Interests in the Debtors, based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions hereunder to holders of Claims and Equity Interests having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims and Equity Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim or Equity Interest shall have, receive and retain the benefit of the distributions in the manner set forth herein.

J.       TERM OF INJUNCTIONS OR STAYS

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained herein or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained herein or the Confirmation Order shall remain in full force and effect in accordance with their terms.

K.       BINDING EFFECT

         This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Equity Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.

L.       REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

         The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or consummation hereof does not occur, then (i) this Plan shall be null and void in all respects, (ii) any settlement or compromise embodied herein (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained herein, and no acts taken in preparation for consummation hereof, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity

Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

M.       COMMITTEES

         On the Effective Date, the duties of any Committee shall terminate.

N.       PLAN SUPPLEMENT

         Any and all exhibits, lists, or schedules referred to herein but not filed with this Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five Business Days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims against or Equity Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XV.O.

O.       NOTICES TO DEBTORS

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor hereunder shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  VIASYSTEMS GROUP, INC.
                  VIASYSTEMS, INC.
                  101 South Hanley Road
                  St. Louis, Missouri 63105
                  Attn: David J. Webster
                  Telephone: (314) 746-2280
                  Facsimile: (314) 746-2299

         with a copy to:

                  WEIL, GOTSHAL & MANGES LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attn: Alan B. Miller
                  Telephone: (212) 310-8000
                  Facsimile: (212) 310-8007

P.       INDEMNIFICATION OBLIGATIONS

         Except as otherwise specifically set forth herein, any obligations or rights of the Debtors or Reorganized Debtors to defend, indemnify, reimburse, or limit the liability of the Debtors' present and former directors, officers or employees (the "Covered Persons") pursuant to the Debtors' or Reorganized Debtors' certificates of incorporation, bylaws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Covered Persons based upon any act or omission related to such Covered Persons' service with, for, or on behalf of the Debtors prior to the Effective Date shall be deemed executory contracts assumed hereunder and shall, in any event, survive Confirmation hereof and remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date.

Q.       GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York shall govern the construction and implementation hereof and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

R.       PREPAYMENT

         Except as otherwise provided herein or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

S.       SECTION 1125(e) OF THE BANKRUPTCY CODE

         As of the Confirmation Date, the Debtors and the members of the Creditor Group shall be deemed to have solicited acceptances hereof in good faith and in compliance with the applicable provisions of the Bankruptcy Code. As of the Confirmation Date, the Debtors, the members of the Creditor Group, and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections hereof or the offer and issuance of New Securities hereunder.

T.       CLAIMS OF THE UNITED STATES

         Notwithstanding anything contained herein to the contrary, nothing in this Plan or the transactions contemplated by and authorized pursuant to the Plan shall release any non-debtor from any claims of the United States of America or its agencies or subdivisions (the "United States"), or modify, alter, impair, or in any way affect the claims and rights of the United States or the application of any laws or regulations of the United States as to any Person or entity other than the Debtors.

Dated: New York, New York
January ____, 2003

                                      VIASYSTEMS GROUP, INC.
                                      VIASYSTEMS, INC.


                                      By: /s/ DAVID M. SINDELAR
                                          ---------------------------------
                                          David M. Sindelar,
                                          Chief Executive Officer


                                      WEIL, GOTSHAL & MANGES LLP
                                      Attorneys for Viasystems Group, Inc.
                                      and Viasystems, Inc.





                                      By: /s/ ALAN B. MILLER
                                          ---------------------------------
                                          Alan B. Miller (AM 2817)
                                          767 Fifth Avenue
                                          New York, New York 10153
                                          (212) 310-8000


                                          - and -


                                          Stephen A. Youngman
                                          100 Crescent Court, Suite 1300
                                          Dallas, Texas 75201
                                          (214) 746-7700


                                          Members of the Firm

                                                                       EXHIBIT A


                      TERMS OF NEW SENIOR CREDIT AGREEMENT

A.       TERM LOAN FACILITIES

         1. STRUCTURE

         The New Senior Credit Facility will provide for an aggregate term loan facility in the amount of $448.3 million (not including $11.5 million of undrawn letters of credit issued prior to the Petition Date under the Existing Credit Agreement) comprising (i) the Term Loan A Facility and (ii) the Term Loan B Facility and is subject to adjustment as described below. The Term Loan A Facility is for an amount between $69.5 million and $85.4 million. The final size of the Term Loan A Facility will be 1.50 times the commitments under the Exit Facility which are made by lenders under the Existing Credit Agreement to the extent that such lenders' Existing Credit Agreement Claims are not converted into equity of Reorganized Group upon confirmation of the Plan. Only those lenders having Existing Credit Agreement Claims that are not converted into equity of Reorganized Group upon confirmation of the Plan and having commitments under the Exit Facility are eligible to participate in the Term Loan A Facility. The Term Loan B Facility will be for an amount between $362.9 million and $378.8 million. The final size of the Term Loan B Facility will be equal to the amount of outstanding loans under the Existing Credit Agreement which are not converted into equity of Reorganized Group upon confirmation of the Plan minus the amount of the Term Loan A Facility. The size of the New Senior Credit Agreement (and the relative sizes of the Term Loan A Facility and the Term Loan B Facility) is subject to adjustment based on any additional commitments under the Exit Facility that may be received by Group and Viasystems. The Term Loan A Facility and the Term Loan B Facility, and the liens and guarantees in respect thereof, will be junior to the Exit Facility, and the liens and guarantees in respect thereof.

         At the time of the Credit Facility Restructuring, the Borrowers may retain up to $11.5 million of then-outstanding letters of credit issued prior to the Petition Date under the Existing Credit Agreement. Such letters of credit shall be deemed to be issued and outstanding under the New Senior Credit Agreement, and shall not reduce availability under the Exit Facility. The New Senior Credit Agreement also will permit Viasystems to have issued new letters of credit under the Exit Facility. If there is a drawing under any letter of credit issued prior to the Petition Date under the Existing Credit Agreement, Senior Lenders that had reimbursement obligations in respect of such letter of credit under the Existing Credit Agreement must reimburse the issuing bank for their pro rata share of such drawing and treat such reimbursement as an additional loan to the Borrowers. The amount of such reimbursement will be added to the amount of the Term Loan B Facility and allocated to the reimbursing Senior Lenders. The amount of such reimbursement shall be repaid on September 30, 2008.

         2. INTEREST RATES AND FEES

         The Borrowers may choose to pay interest on advances under the New Senior Credit Agreement at either the Eurodollar Rate or the Base Rate plus the following applicable margin: (i) for Base Rate Term Loan A Facility advances, 3.75% per annum; (ii) for Base Rate Term Loan B Facility advances, 4.25% per annum; (iii) for Eurodollar Rate Term Loan A Facility advances, 4.75% per annum; and (iv) for Eurodollar Rate Term Loan B Facility advances, 5.25% per annum.

         The default rate is 2.00% above the rate otherwise applicable. In addition, any interest, fees and other amounts that are overdue under the New Senior Credit Agreement bear interest at 5.75% above the Base Rate for Term Loan A Facility advances and 6.25% above the Base Rate for Term Loan B Facility advances.

         The Borrowers must pay each Senior Lender who consents to the provisions of the Plan a restructuring fee equal to 1.00% of the principal amount of such Senior Lender's outstanding loans and participations in letters of credit and swing line loans under the Existing Credit Agreement immediately prior to the Effective Date. However, any fees paid to such Senior Lender in connection with the Fourth Amendment to the Existing Credit Agreement reduce the applicable restructuring fee dollar-for-dollar. In addition, the Borrowers must pay a fronting fee equal to 1/8 of 1% per year on the face amount of all letters of credit, and an annual administration fee of $200,000 until the repayment in full of the New Senior Credit Facility.

         3. SECURITY AND GUARANTEES

         Reorganized Group and all of its Subsidiaries formed under the laws of any state in the United States will jointly and severally guarantee the Borrowers' obligations under the New Senior Credit Agreement. The collateral for the New Senior Credit Agreement will be the same collateral as under the Existing Credit Agreement: all or substantially all of the assets of Reorganized Group, Reorganized Viasystems and each guarantor. Subject to legal restrictions and practical considerations, the Borrowers also will cause to be pledged assets in certain foreign countries, including, to the extent legally feasible and practicable, the Peoples' Republic of China, as collateral. The Term Loan A Facility and the Term Loan B Facility, and the liens and guarantees in respect thereof, will be junior to the Exit Facility, and the liens and guarantees in respect thereof.

         4. CONDITIONS TO CREDIT FACILITY RESTRUCTURING

         The Credit Facility Restructuring will be conditioned upon satisfaction of customary conditions for facilities of this type, including the following conditions precedent on or prior to the Effective Date:

         o payment by Reorganized Viasystems of the restructuring fee described above;

         o indebtedness under the Existing Credit Agreement shall have been reduced by at least $50.0 million in aggregate principal amount by (i) the conversion of indebtedness under the Existing Credit Agreement held by Hicks Muse, other holders of Subordinated Notes and TCW into New Senior Convertible Preferred Stock, and (ii) receipt by Reorganized Viasystems of cash in connection with the Rights Offering which is applied to reduce Existing Bank Debt;

         o        conversion of the Senior Notes and Subordinated Notes into New
                  Stock;

         o delivery by the Borrowers of evidence satisfactory to the lenders showing that no cash payment has been made on account of any junior securities of Group and its Subsidiaries or on account of the DTI Guaranty; and

         o Reorganized Group and its Subsidiaries shall not have any outstanding class of securities that provides for any payment in cash prior to the payment in full of the New Senior Credit Facility.

         5. COVENANTS

         The New Senior Credit Agreement will require Reorganized Viasystems to observe certain conditions, affirmative covenants and negative covenants (including financial covenants) which are similar in type to those found in the Existing Credit Agreement, but will be made more restrictive in various respects, including the following financial covenants which remain subject to negotiation: (i) minimum EBITDA, (ii) minimum interest coverage, (iii) maximum total leverage,
(iv) maximum capital expenditures and (v) minimum asset coverage.

         6. MATURITY AND AMORTIZATION

         The Term Loan A Facility will be repayable in consecutive quarterly installments, commencing on March 31, 2003 and ending on or between March 31, 2005, if the Exit Facility is $51.3 million, and September 30, 2006, if the Exit Facility is $61.85 million. The ending date for installment payments on the Term Loan A Facility will depend on the aggregate amount of the Exit Facility.

         The Term Loan B Facility will be repayable in consecutive quarterly installments, commencing on March 31, 2003 and ending on September 30, 2008.

                                              TOTAL AMORTIZATION OF
                                            TERM LOAN A FACILITY AND
                   PERIOD                     TERM LOAN B FACILITY
                   ------                   ------------------------
March 31, 2003..........................          $   7,500,000
June 30, 2003...........................          $     500,000
September 30, 2003......................          $   7,500,000
December 31, 2003.......................          $     500,000
March 31, 2004..........................          $  10,000,000
June 30, 2004...........................          $     500,000
September 30, 2004......................          $  10,000,000
December 31, 2004.......................          $     500,000
March 31, 2005..........................          $  15,000,000
June 30, 2005...........................          $     500,000
September 30, 2005......................          $  15,000,000
December 31, 2005.......................          $     500,000
March 31, 2006..........................          $  15,250,000
June 30, 2006...........................          $     250,000
September 30, 2006......................          $  15,250,000
December 31, 2006.......................          $     250,000
March 31, 2007..........................          $  15,250,000
June 30, 2007...........................          $     250,000
September 30, 2007......................          $  15,250,000
December 31, 2007.......................          $     250,000
March 31, 2008..........................          $  17,750,000
June 30, 2008...........................          $     250,000
September 30, 2008......................          $ 300,300,000

         The amount of the amortization payments in respect of the Term Loan B Facility shall be $250,000 in each fiscal quarter until the Term Loan A Facility has been paid in full. The amount of the amortization payments in respect of the Term Loan A Facility shall be the amount set forth in the foregoing total amortization schedule for such quarter minus $250,000. In the quarter in which the Term Loan A Facility is paid in full, the Term Loan B Facility amortization shall be $250,000 plus the amount by which the amount that would otherwise be allocated to the Term Loan A Facility exceeds the outstanding amount of such Term Loan A Facility at such time.

         In the event that amortization payments are made with respect to the Existing Credit Agreement subsequent to the date hereof and prior to the Petition Date, the full amount of any such payments shall reduce the respective amortization payments dollar-for-dollar on a pro rata basis. In addition, the amount of any draws on letters of credit issued under the Existing Credit Agreement and assumed under the New Senior Credit Agreement that are reimbursed by Senior Lenders having reimbursement obligations with respect to such letters of credit under the Existing Credit Agreement shall be added to the final amortization payment.

         7. PREPAYMENTS

         Optional Prepayments. The Borrowers may prepay the Restructured Loans, prepay the loans under the Exit Facility and reduce the commitments under the Exit Facility in a minimum amount of $500,000 and additional integral amounts in multiples of $100,000. The Senior Lenders will apply Optional prepayments of the term loans first to outstanding loans under the Term Loan A Facility, then to outstanding loans under the Term Loan B Facility, in each case, to the next four installments thereof and thereafter to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. The commitments under the Exit Facility may not be reduced until the repayment of the Restructured Loans.

         Mandatory Prepayments. The Borrowers must prepay the Restructured Loans and reduce the commitments under the Exit Facility by the following amounts (subject to certain exceptions to be negotiated):

         o an amount equal to 100% of the net proceeds of any incurrence of indebtedness to be agreed by Reorganized Group or any of its Subsidiaries after the Effective Date;

         o an amount equal to 75% of the net proceeds of any equity issuances (other than (i) equity of Reorganized Group issued in connection with incentive plans and (ii) common equity infusions from existing equity holders and their respective affiliates) by Reorganized Group or any of its Subsidiaries after the Effective Date;

         o an amount equal to 100% of the net proceeds of any sale or other disposition by Reorganized Group or any of its Subsidiaries after the Effective Date of any material assets, except for (i) the sale of inventory or obsolete or worn-out property in the ordinary course of business, (ii) the proceeds of certain specified asset sales, (iii) transfers resulting from casualty or condemnation and (iv) other customary exceptions; provided that the Borrowers may retain the proceeds of the sale of the Richmond Facility to the extent such proceeds do not exceed the difference between $61.85 million and the total commitments under the Exit Facility; and

         o if cash and cash equivalents on hand of Reorganized Group and its Subsidiaries as at December 31 of each fiscal year (commencing with December 31, 2003) exceeds $87.5 million, an amount equal to the lesser of (i) 75% of excess cash flow and
                  (ii) the amount of cash and cash equivalents on hand as at such date in excess of $87.5 million.

         The Senior Lenders will apply each mandatory prepayment (a) first, to the repayment of the loans under the Term Loan A Facility and (b) thereafter, to the repayment of the loans under the Term Loan B Facility, in each case, ratably in accordance with the then outstanding amounts thereof. Once the Borrowers pay all outstanding Restructured Loans, the Borrowers must reduce the commitments in respect of the Exit Facility and cash collateralize or replace the letters of credit and prepay loans under the Exit Facility to the extent the aggregate amount thereof exceeds such commitments as so reduced.

B.       EXIT FACILITY

         1. STRUCTURE

         The Exit Facility will provide Reorganized Viasystems, as borrower, a revolving credit facility of up to $61.85 million and a letter of credit subfacility with a sublimit of $15.0 million. The maximum amount of the Exit Facility (the "Maximum Amount") will be limited to $50.0 million, provided that the Maximum Amount will increase over $50.0 million, up to a maximum amount of $61.85 million, by $0.50 for each $1.00 of outstanding debt under the Existing Credit Agreement held by Hicks Muse that converts to common stock of Reorganized Group pursuant to the Hicks Muse Exchange. The Maximum Amount will be reduced by the amount of net proceeds of the sale of Reorganized Viasystems' Richmond, Virginia facility that are retained by Reorganized Viasystems and not applied as a prepayment of the New Senior Credit Facility. To be eligible to request a revolving advance under the Exit Facility, Reorganized Group and its Subsidiaries must meet a domestic asset coverage test and have less than $20.0 million in unrestricted cash and cash equivalents on hand at the time of, or after giving effect to, the borrowing. The Exit Facility, and the liens and guarantees in respect thereof, will be senior to the Term Loan A Facility and Term Loan B Facility, and the liens and guarantees in respect thereof.

         2. INTEREST RATES AND FEES

         Reorganized Viasystems may choose to pay interest on advances under the Exit Facility at either the Eurocurrency Rate plus 4.50% per annum or the Base Rate plus 3.50% per annum. The default rate is 2.00% above the rate otherwise applicable. In addition, any interest, fees and other amounts that are overdue under the Exit Facility bear interest at 5.50% above the Base Rate.

         Reorganized Viasystems must pay a commitment fee of 0.50% per annum on the average daily unused portion of the Exit Facility and an upfront fee equal to 0.50% of the aggregate initial commitments for the Exit Facility.

         3. SECURITY AND GUARANTEES

         Reorganized Group and all of its Subsidiaries formed under the laws of any state in the United States will jointly and severally guarantee Reorganized Viasystems' obligations under the Exit Facility. The collateral for the Exit Facility will be the same collateral as under the Existing Credit Agreement: all or substantially all of the assets of Reorganized Group, Reorganized Viasystems and each guarantor. In addition, subject to legal restrictions and practical considerations, Reorganized Viasystems also will cause to be pledged assets in certain foreign countries, including, to the extent legally feasible and practicable, the Peoples' Republic of China, as collateral. The Exit Facility, and the liens and guarantees in respect thereof, will be senior to the Term Loan A Facility and Term Loan B Facility, and the liens and guarantees in respect thereof.

         4. COVENANTS

         The Exit Facility will require Reorganized Viasystems to observe the same affirmative and negative covenants (including financial covenants) as described above in the description of the Term Loan A Facility and the Term Loan B Facility.

         5. MATURITY AND AMORTIZATION

         The Exit Facility will cease to be available on the fifth anniversary of the closing of the New Senior Credit Agreement.

         6. PREPAYMENTS

         The Exit Facility will provide for optional prepayments and mandatory prepayments as described above in the description of the Term Loan A Facility and the Term Loan B Facility.

                                                                       EXHIBIT B


                               TERMS OF NEW STOCK

A.       NEW COMMON STOCK

         The Reorganized Group Certificate of Incorporation will authorize the issuance of 100 million shares of New Common Stock having a par value of $0.01 per share. Holders of New Common Stock will be entitled to vote upon all matters submitted to a vote of the stockholders of Reorganized Group and will be entitled to one vote for each share of New Common Stock held. Holders of New Common Stock will not have preemptive rights. Subject to the prior rights and preferences applicable to the New Senior Convertible Preferred Sock and the New Junior Preferred Stock, holders of New Common Stock will be entitled to receive dividends as may be declared by the Board of Directors of Reorganized Group from time to time.

B.       NEW PREFERRED STOCK

         The Reorganized Group Certificate of Incorporation will authorize the issuance of 25 million shares of New Preferred Stock having a par value of $0.01 per share in one or more classes or series, including those described below, and will reserve to the Board of Directors of Reorganized Group the power to designate for each class or series the following: (i) the terms and conditions of any voting, dividend and conversion or exchange rights; (ii) the amount payable on the class or series upon redemption and upon dissolution or distribution of the assets of Reorganized Group, and (iii) the rights, qualifications, limitations, or restrictions pertaining to the class or series.

         1. NEW SENIOR CONVERTIBLE PREFERRED STOCK

         The principal terms of the New Senior Convertible Preferred Stock to be designated and issued by Reorganized Group under the Plan will be as follows:

         Face Amount:               The initial aggregate face amount will be
                                    $53.75 million.

         Authorization:             4.5 million shares.

         Total Issued:              4,255,548 shares

         Dividends:                 Dividends will accrue on a semi-annual basis
                                    at the rate of 9.0% per annum based on the face amount (plus accrued but unpaid dividends) cumulative from the date of issuance; provided, however, that in the event that dividends are paid in respect of the New Common Stock during any semi-annual dividend period in an aggregate amount which would on an as-converted basis exceed the dividends payable on the New Senior
                                    Convertible Preferred Stock for such period, the New Senior Convertible Preferred Stock will participate on an as-converted basis to the extent of such excess in additional dividends.

         Conversion:                Each share of New Senior Convertible
                                    Preferred Stock will be convertible at any time (in whole or in part) into a number of shares of New Common Stock at the then-applicable liquidation preference divided by the initial conversion price equal to $12.63 (subject to customary anti-dilution adjustments).

         Voting: The New Senior Convertible Preferred Stock will vote together with the New Common Stock on an as-converted basis and will vote as a class as required by applicable law.

         Liquidation Preference:    Before any payments are made to the holders
                                    of the New Junior Preferred Stock or the New
                                    Common Stock the New Senior Convertible
                                    Preferred Stock will have a liquidation
                                    preference equal to the greater of (i) the face amount ($12.63 per share) plus the value of all accrued but unpaid dividends up to (but not including) the date of liquidation and (ii) the amounts that such holders of New Senior Convertible Preferred
                                    Stock would have received if all of the
                                    then-outstanding shares of New Senior
                                    Convertible Preferred Stock had been
                                    converted into shares of New Common Stock immediately prior to any liquidation of Reorganized Group.

         Rank: The New Senior Convertible Preferred Stock will rank senior to the New Junior Preferred Stock and the New Common Stock.

         Mandatory Redemption:      Upon the 10th anniversary of the date of
                                    issuance, the New Senior Convertible
                                    Preferred Stock will be subject to mandatory redemption.


         2. NEW JUNIOR PREFERRED STOCK

         The principal terms of the New Junior Preferred Stock to be designated and issued by Reorganized Group under the Plan will be as follows:

         Face Amount:               The initial aggregate face amount will be
                                    $120.1 million.

         Authorization:             1.5 million shares.

         Total Issued:              1,201,000 shares.

         Dividends:                 Dividends will accrue on a semi-annual basis
                                    at the below rates per annum based on the face amount (plus accrued but unpaid dividends) cumulative from the date of issuance:

                                    1st year: ..........................   0.0%
                                    2nd year: ..........................   1.0%
                                    3rd year: ..........................   3.0%
                                    4th year: ..........................   5.0%
                                    5th-10th year: .....................   8.0%

                                    In the event of the payment of dividends on the New Common Stock, if such dividends exceed the per share dividends provided above, based on a hypothetical conversion rate equal to the then- applicable liquidation preference divided by $12.63 (the "Notional Conversion Rate"), additional dividends will be payable on the New Junior Preferred Stock equal to such excess.

         Voting: The New Junior Preferred Stock will not have any voting rights other than those provided by law (including as required to comply with section 1123(a)(6) of the Bankruptcy Code) and except for with respect to those matters expressly set forth in the certificate of designation therefor.

         Protective Provisions:     The New Junior Preferred Stock will contain
                                    anti-layering restrictions with respect to additional preferred stock and limitations on incurrence of material indebtedness.

         Liquidation Preference:    The initial liquidation preference will be
                                    equal to the face amount ($100 per share) and all accrued but unpaid dividends up to (but not including) the date of liquidation before any payments are made to the holders of New Common Stock. In the event of an actual liquidation of Reorganized Group, if the distribution on New Junior Preferred
                                    Stock determined on the basis of the
                                    Notional Conversion Rate would exceed the foregoing liquidation preference, such holders shall be entitled to such greater distribution.

         Rank: The New Junior Preferred Stock will rank junior in right of payment to the Senior Convertible Preferred Stock and will rank senior to the New Common Stock.

         Mandatory Redemption:      Upon the 10th anniversary of the date of
                                    issuance, the New Junior Preferred Stock will be subject to mandatory redemption.

                                                                       EXHIBIT C


                         TERMS OF STOCKHOLDERS AGREEMENT

A.       BOARD OF DIRECTORS OF REORGANIZED GROUP

         The Board of Directors of Reorganized Group will be comprised of nine members as follows: (i) the Chief Executive Officer of Reorganized Group will be designated for election, (ii) five members will be designated for election by Hicks Muse, and (iii) three members will be designated for election by the holders of Subordinated Notes (other than Hicks Muse). The Compensation Committee of the Board of Directors of Reorganized Group will be comprised of two members designated by Hicks Muse and one member designated by the holders of Subordinated Notes (other than Hicks Muse). To the extent that the equity ownership in Reorganized Group by Hicks Muse or the Holders of Subordinated Notes (other than Hicks Muse) is reduced by disposition during the term of the Stockholders Agreement, such constituency's right to designate directors for election shall be reduced as set forth in the Stockholders Agreement.

B.       HICKS MUSE PROTECTIONS

         Without approval of Hicks Muse, Reorganized Group will not take any of the following actions: (i) other than transactions in which Hicks Muse will have pre-emptive rights to maintain their equity ownership percentage and other customary exceptions, issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities;
(ii) issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities for consideration below fair market value; (iii) issue preferred stock or other equity ranking senior to the New Common Stock; (iv) incur material indebtedness or financial obligations (in excess of amounts to be agreed upon); or (v) take such other actions to be determined by agreement among the parties to the Stockholders Agreement.

         In the event that Hicks Muse owns in the aggregate less than 50.1% of the fully diluted common equity ownership of Reorganized Group as a result of dilution related to the New Warrants, any DTI Guaranty Claim, and/or equity issued pursuant to the Incentive Option Plan, the Stockholders Agreement will provide Hicks Muse with certain additional contractual control and protection rights to be agreed upon, including such rights to be provided to the holders of Subordinated Notes (other than Hicks Muse) described in Section C below.

C.       MINORITY SHAREHOLDER PROTECTIONS

         The Stockholders Agreement will provide substantially to the effect that without approval of at least a majority in interest of the holders of Subordinated Notes (other then Hicks Muse) party to the Stockholders Agreement, Reorganized Group will not take any of the following actions: (i) other than transactions in which the holders of New Common Stock party to the Stockholders Agreement have pre-emptive rights to maintain their equity ownership percentage and other customary exceptions, issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities; (ii) issue or sell equity securities or bonds, debentures, notes or other obligations convertible into, exchangeable for, or any options, warrants or other obligations having rights to purchase, any equity securities for consideration below fair market value; (iii) redeem or repurchase any of its outstanding capital stock; (iv) declare or make any dividend or other distribution on, or on account of, capital stock (excluding such dividends or other distributions with respect to the New Senior Convertible Preferred Stock and New

Junior Preferred Stock); (v) consummate any corporate reorganizations, including dissolution, liquidation, reorganization or act of bankruptcy; (vi) consummate any merger, sale of all or substantially all assets or any other transaction that results in a "change of control," other than in any transaction based on an enterprise value in excess of $828.0 million (as adjusted for equity issuances or repurchases of, or dividends on, New Common Stock); (vii) enter into any transaction(s) with affiliates or insiders (including directors, officers and stockholders) that are not wholly-owned subsidiaries outside the ordinary course and on other than arm's length terms; (viii) incur material indebtedness or financial obligations (in excess of agreed upon amounts); (ix) other than as part of a transaction permitted under clause (vi) above, sell or transfer (by lease or otherwise) material businesses; (x) other than amendments effected in conjunction with a transaction permitted under clause (i) or (vi) above, modify its certificate of incorporation or bylaws; or (xi) change the number of directors on the board or establish any new committees and/or engage in new corporate governance activities.

D.       NEW COMMON STOCK REGISTRATION RIGHTS

         Demand Registration Rights. At any time after the third anniversary of the Effective Date the holders of 30% or more of the outstanding shares of registrable New Common Stock (including securities convertible into New Common Stock), and at any time after the earlier of (i) the initial public offering of Reorganized Group common equity securities following consummation of the Plan or
(ii) the date on which Reorganized Group otherwise becomes subject to the periodic reporting requirements under the Exchange Act, the holders of 15% or more of the outstanding shares of registrable New Common Stock (including securities convertible into New Common Stock), shall be entitled to demand up to three registrations of their registrable New Common Stock on Form S-3 (or, if Form S-3 is not then available to Reorganized Group, Form S-1, or any successor forms).

         All holders of registrable New Common Stock who are a party to the Stockholders Agreement shall be entitled to participate in any demand registration on a pro rata basis and the holders shall have a priority over any shares sought to be sold by Reorganized Group or any person who is not a party to the Stockholders Agreement in any such registration. Any cutback required with respect to the holders who are a party to the Stockholders Agreement shall be effected on a pro rata basis. If a cutback occurs with respect to any such holder which made a demand registration, then such holder shall receive one additional demand registration right.

         At any time that Reorganized Group is entitled to register New Common Stock on Form S-3, the holders of 10% or more of the outstanding shares of registrable New Common Stock (including securities convertible into New Common Stock) shall be entitled to require Reorganized Group to use its reasonable efforts to file and have declared effective a shelf registration statement covering the resale of the registrable New Common Stock held by such holders. Subject to customary blackouts, Reorganized Group shall use its reasonable efforts to maintain the effectiveness of any such shelf registration statement continuously for two years or such shorter period of time which shall terminate the day after the date on which all of the registrable New Common Stock covered by the shelf registration statement has been sold pursuant to the shelf registration statement or the first date on which there shall cease to be any registrable New Common Stock held by the holders whose shares are covered by the shelf registration statement.

         Piggyback Registration Rights. At any time after the earlier of (i) the initial public offering of New Common Stock and (ii) the date on which Reorganized Group becomes subject to the periodic reporting requirements under the Exchange Act, holders of registrable New Common Stock shall be entitled to piggyback onto any registration effected by Reorganized Group under the Securities Act of the New Common Stock or other equity securities on any forms other than Form S-4 or S-8 (or any successor or similar form(s)) for its own account or for the account of any other holders. Reorganized Group shall have priority in any registration it has initiated for its own account, including any demand registration converted into a registration for its own account as described below. Any cutback required with respect to the holders exercising piggyback registration rights shall be effected on a pro rata basis.

         Selection of Underwriters. In the event an offering of shares of New Common Stock is to be underwritten, with respect to (i) any demand registration, the holders of a majority of the shares being offered shall select a nationally recognized firm of underwriters, with the consent of Reorganized Group, which will not be unreasonably withheld and (ii) any registration initiated by Reorganized Group for its own account, Reorganized Group shall select a nationally recognized firm of underwriters in its sole discretion. Reorganized Group may elect to convert any demand registration into a registration for its own account, in which case Reorganized Group shall select a nationally recognized firm of underwriters in its sole discretion. If Reorganized Group makes such election then any holder that exercised its demand registration right which was so converted shall receive one additional demand registration right.

         Blackouts. Reorganized Group shall have a customary right to suspend, at any time (but not to exceed one time in any twelve-month period) the registration process and/or suspend a holders' ability to use a prospectus if certain significant corporate events are contemplated.

         Expenses. Reorganized Group shall pay all customary costs and expenses associated with each registration, including for each registration statement prepared the reasonable fees and expenses of one firm of attorneys selected by the holders of a majority of the shares of New Common Stock covered by such registration. Holders of New Common Stock will pay underwriting discounts, commissions and applicable transfer taxes, if any, on any shares sold by them.

E.       NEW JUNIOR PREFERRED STOCK REGISTRATION RIGHTS

         At any time after the earlier of (i) the initial public offering of Reorganized Group common equity securities following consummation of the Plan,
(ii) the first anniversary of the Effective Date, and (iii) the date on which Reorganized Group otherwise becomes subject to the periodic reporting requirements under the Exchange Act, the holders of 20% or more of the registrable New Junior Preferred Stock shall be entitled to require Reorganized Group to use its reasonable efforts to file and have declared effective a shelf registration statement covering the resale of the registrable New Junior Preferred Stock of such holders. At any time that Reorganized Group is entitled to effect registration of New Junior Preferred Stock on Form S-3, the holders of 10% or more of the outstanding shares of registrable New Junior Preferred Stock shall be entitled to require Reorganized Group to use its reasonable efforts to file and have declared effective a shelf registration statement covering the resale of the registrable New Junior Preferred Stock of such holders. Subject to customary blackouts, Reorganized Group shall use its reasonable efforts to maintain the effectiveness of any such shelf registration statement continuously for two years or such shorter period of time which shall terminate the day after the date on which all of the registrable New Junior Preferred Stock covered by the shelf registration statement has been sold pursuant to the shelf registration statement or the first date on which there shall cease to be any registrable New Junior Preferred Stock. Reorganized Group will pay all customary costs and expenses associated with each shelf registration of New Junior Preferred Stock. Holders of New Junior Preferred Stock will pay underwriting discounts, commissions and applicable transfer taxes, if any, on any shares sold by them.

F.       PREEMPTIVE RIGHTS

         Reorganized Group will provide customary preemptive rights with certain specific exemptions as agreed by the parties to the Stockholders Agreement.

                                                                       EXHIBIT D





                                _________ 2003





                    SECRETARY OF STATE FOR TRADE AND INDUSTRY
                             FOR THE UNITED KINGDOM


                                       AND

                                VIASYSTEMS, INC.



                                       AND



                             VIASYSTEMS GROUP, INC.




                             ----------------------

                                    AGREEMENT

                             ----------------------

THIS AGREEMENT (this "AGREEMENT") is made on ________ 2003 between the following parties:

(1) SECRETARY OF STATE FOR TRADE AND INDUSTRY FOR THE UNITED KINGDOM., of 1 Victoria Street, London SW1H OET, England (the "DTI"); and

(2) VIASYSTEMS, INC., a Delaware corporation of 101 South Hanley Road, St. Louis, Missouri, 63105, United States of America (the "COMPANY"); and

(3) VIASYSTEMS GROUP, INC., a Delaware corporation of 101 South Hanley Road, St. Louis, Missouri, 63105, United States of America (the "GUARANTOR").



RECITALS

(1) On October 3, 2000, the Company issued a letter of guarantee to the DTI, as amended by the letter from the Company to the DTI dated 16 August 2001, and as further amended by the Settlement Agreement dated 31 January 2002 (the "SETTLEMENT AGREEMENT") between the Company, EPCB (as defined below), and the DTI (collectively with the Settlement Agreement, the "DTI GUARANTY") in respect of certain liabilities of VTL (as defined below) pursuant to the Loan Agreement between VTL and the DTI dated 11 December 1997.

(2) The obligations evidenced by the Loan Agreement are secured to the extent of the value of the land and a building in Balliol Business Park (Eastern), North Tyneside, United Kingdom (the "PROPERTY")

(3) Under the DTI Guaranty, the Company and EPCB agreed to pay an aggregate of twelve million pounds (Pound Sterling12,000,000) over a period commencing 31 January 2002 through 31 December 2003.

(4) As of the Company's bankruptcy filing, the principal amount of nine million pounds (Pound Sterling9,000,000) remains outstanding under the DTI Guaranty.

(5) VTL is currently in administrative receivership under the laws of the United Kingdom.

(6) The Company and the Guarantor have each filed a voluntary petition of bankruptcy under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

(7) The DTI is an unsecured creditor of the Company, and, as such, is classified under the Company's Plan (as defined below) as a Class 4 Claim of the Company, entitled under the Plan to receive junior preferred and common stock of the Guarantor.

(8) The DTI is not willing to accept the treatment referred to in Recital 7, but is willing to accept the treatment referenced in this Agreement and would support the Plan if amended to provide for same.

(9) The Company and the Guarantor are willing to modify the Plan to provide for the treatment afforded the DTI under this Agreement.



IT IS AGREED as follows:
                                      D-2

1        INTERPRETATION.

1.1 DEFINITIONS. In this Agreement, the following terms have the meanings given to them in this Clause 1.1 (Definitions).

"BANK OF ENGLAND BASE RATE" means the rate per annum announced at 12:00 noon (London, England time) immediately following the decision of the Monetary Policy Committee of the Bank of England. The announcement of the rate per annum is made on the wire services' Bank of England pages and on the website's Home Page at (www.bankofengland.co.uk).

"BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York.

"BUSINESS DAY" means any day (other than a Saturday or Sunday) on which banks in New York, New York and London, England are open for business.

"CLASS 4 CLAIM" has the meaning set forth in the Plan.

"EPCB" means European PCB Group (Cayman Islands) Limited.

"EVENT OF DEFAULT" has the meaning ascribed to such term in Section 6 of this Agreement.

"LOAN AGREEMENT" means the loan agreement between VTL and the DTI dated 11 December 1997.

"NEW SENIOR CREDIT AGREEMENT" means the credit agreements to be entered into, pursuant to the Plan, by Guarantor, the Company, certain foreign subsidiaries of the Company, the banks and other financial institutions parties thereto, as the same may be amended, supplemented, varied or restated from time to time.

"OBLIGATIONS" means the obligations evidenced by the New Senior Credit Agreement, including, without limitation, all principal, interest, costs, and expenses of every kind.

"PLAN" means the proposed plan of reorganization of the Guarantor and the Company filed with the Bankruptcy Court, as amended from time to time.

"VTL" means Viasystems Tyneside Limited, formerly an indirect subsidiary of the Company.

"VTL INSOLVENCY" means the receivership and liquidation of VTL under the laws of the United Kingdom and Wales.

1.2 INTERPRETATION. "POUND STERLING" and "STERLING" denote the lawful currency of the United Kingdom of Great Britain and Northern Island.

2        SETTLEMENT.

2.1 SETTLEMENT AGREEMENT. The DTI agrees to accept this Agreement as settlement for, and in exchange for, its Claim against the Company. In that regard, the DTI expressly acknowledges that it will not receive any equity interest of the Guarantor that may be received by the holders of Class 4 Claims.

2.2 AMOUNT. The principal amount of this Agreement is nine million pounds (Pound Sterling9,000,000), and the DTI acknowledges and agrees that, as of the date of this Agreement it has no other claims or causes of action against the Company or the Guarantor or any of their respective officers, directors, agents, financial advisors, attorneys, affiliates (other than, if applicable, EPCB and VTL), and representatives.

3        INTEREST.

3.1 INTEREST RATE. Subject to Section 7.1, from the effective date of the Plan through September 30, 2008, the annual interest rate on the unpaid principal balance under this Agreement is three percent (3%) per annum. After September 30, 2008, the annual interest rate will be Bank of England Base Rate plus two percent (2%) per annum.

3.2 DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, interest will begin to accrue on any outstanding sums at the rate of two percent (2%) above the non-default rate then prevailing under this Agreement, provided that upon the acceleration of the obligations evidenced by this Agreement pursuant to Section 7.1 and before September 30, 2008, interest will accrue on any outstanding sums at the rate of two percent (2%) above the Bank of England Base Rate as in effect from time to time, in each case compounded on January 1, March 31, July 1, and October 1 in each year until payment is made in full.

3.3 INTEREST PAYMENTS. Interest payments shall be paid in cash semi-annually on each June 30 and December 31.

4        AMORTIZATION.

4.1 SCHEDULED AMORTIZATION. Principal will be amortized by payments according to the following schedule:

                         Date                       Amount
                         ----                       ------
                  December 31, 2008             L. 2,000,000

                  June 30, 2009                 L. 1,000,000

                  December 31, 2009             L. 3,000,000

                  June 30, 2010                 L. 1,000,000

                  December 31, 2010             L. 2,000,000


4.2 ACCELERATED AMORTIZATION. In the event that the Obligations under the New Senior Credit Agreement are paid in full prior to October 1, 2008, then the DTI shall receive five hundred thousand pounds (Pound Sterling500,000) on each June 30 and December 31 from the date such Obligations are paid in full through and including June 30, 2008.

4.3 VTL INSOLVENCY. All proceeds received by the DTI from the VTL Insolvency shall be applied to reduce the principal amount outstanding hereunder. Within five (5) Business Days from the receipt of any net cash proceeds by the Company and the Guarantor resulting from the VTL Insolvency, including any assignment of any such proceeds by EPCB as contemplated by Section 8.1, the Company shall turn over such proceeds to the DTI.

5        PAYMENTS.

The Company shall make all payments hereunder in Sterling and free and clear of and without deductions for or on account of tax unless the Company is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the DTI receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Payments shall reach the DTI's bank account (the details of which are set out in Annexure 1 to this Agreement) before 2:00 p.m. London time on the date such payments are due.

6        EVENTS OF DEFAULT.

6.1      An Event of Default shall occur hereunder if:

         (a) The Company shall default in the payment of the principal or interest due under this Agreement, within three (3) Business Days after the same shall become due and payable; or

         (b) The Company or the Guarantor enters into a compromise with creditors or becomes subject to any voluntary or involuntary proceedings under the United States Bankruptcy Code (11 U.S.C. Sections 101, et. seq.), except for the pending Chapter 11 cases described in Recital number 6 or as otherwise provided in Section 10.1 herein.

7        REMEDIES UPON DEFAULT.

7.1 Upon the occurrence and during the continuance of an Event of Default specified in Section 6.1(a), the DTI may declare that all sums that have not yet become due and payable shall immediately become due and payable. Upon the occurrence and during the continuance of an Event of Default specified in
Section 6.1(b), all sums that have not yet become due and payable shall immediately become due and payable.

8        COVENANTS BY THE COMPANY.

8.1 EPCB. The Company covenants that it has requested (collectively, the "Requests") that EPCB (i) assign to the DTI any recoveries due to EPCB in the VTL Insolvency, subject to any constraints under applicable law, (ii) acknowledge its full and complete obligations under the Settlement Agreement, and agree that such obligations have not been modified in any way by virtue of this Agreement or otherwise except pursuant to the additional undertakings of EPCB pursuant to this Section 8.1 and the acknowledgment hereto and (iii) undertake such efforts as are commercially reasonable to collect any recoveries due to EPCB in connection with VTL and to remit such proceeds directly to the DTI for application to the principal amount outstanding hereunder.

8.2 PROCEDURAL TIMELINE AND DEADLINES. Each of the Company and the Guarantor covenants that in any legal proceeding arising out of or in connection with this Agreement, it shall not seek to extend any procedural timeline or deadline by reason of their registered offices being located outside England and any procedural timetable or deadline shall apply as if the registered office and place of business of the Company were based solely in England.

8.3 SERVICE OF PROCESS. Each of the Company and the Guarantor covenants that it has by letters of appointment (which are at Annexure 2) irrevocably appointed WG&M Secretaries Limited of One South Place, London EC2M 2WG, England as their respective process agents to receive on their behalf service of process in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is received by the Company). If for any reason such process agent ceases to be able to act as process agent or no longer has an address in England, each of the Company and the Guarantor covenants that it shall appoint a substitute process agent (or agents) acceptable to the DTI and to deliver to the DTI a copy of new process agent's acceptance of that appointment within fourteen (14) days.

8.4 CONSENT TO JUDGMENT. Upon an Event of Default, the Company and the Guarantor covenant that they shall cooperate fully with the DTI to enable the DTI to issue and serve proceedings against the Company and/or the Guarantor and to enter judgment for any outstanding sums together with interest and legal costs and to enforce that judgment against the assets of the Company or the Guarantor, wherever such assets may be located.

8.5 RELEASES. On the effective date of the Plan, effective as of the date of confirmation of the Plan, the Company and the Guarantor will release the DTI and its officers, directors, agents, financial advisors, attorneys, affiliates, and representatives from any and all causes of action which they may have against the DTI as of the confirmation date of the Plan, save and except any claims or causes of action arising out of or related to the performance of this Agreement.

9        COVENANTS BY THE DTI.

9.1 DISPOSITION OF TYNESIDE PROPERTY. The DTI shall take reasonable care to ensure that the sale price of the Property is the maximum price reasonably obtainable at the time such Property is sold. The DTI shall provide to the Company oral updates ("Updates") regarding the status of the sale of the Property as follows:

         (a) Updates will be made by the DTI up to four times a year upon the request of the Company to the Director of the Industrial Development Unit (the "IDU") at the DTI.

         (b) Updates will be made provided that interest and principal due under this Agreement have been paid in a timely fashion.

         (c) The Updates shall include general information (including in relation to any offers received) relating to the marketing of the Property that is then known to the Director of the IDU at the DTI. The DTI shall have no obligation to ascertain information relating to the marketing of the Property.

         (d) By its execution of this Agreement, the Company acknowledges that the Updates represent confidential information and it and any of its employees receiving the information contained in the Updates, are prohibited from communicating the same to any person outside the Company. If this provision is breached, whatever other consequences flow from that, the DTI shall no longer be required to provide Updates.

9.2 EPCB. The DTI covenants that so long as the Company, the Guarantor, and EPCB are not in default hereunder and pursuant to Section 6.1 of this Agreement, it shall not separately pursue any rights or remedies against EPCB.

10       BANKRUPTCY PROCEEDINGS.

10.1 BANKRUPTCY PROCEEDINGS. If the Company or the Guarantor becomes subject to any involuntary proceedings under the United States Bankruptcy Code and, within two (2) business days of receiving notice of any such proceedings having been filed, the Company or the Guarantor, as the case may be, can demonstrate to the DTI's reasonable satisfaction, that the proceedings are without merit or will be dismissed within 30 days of filing then:

         (a) The DTI shall provide written confirmation to the Company and the Guarantor that the provisions in Section 6.1(a), Section 6.1(b) and Section 8.4 do not apply; and

         (b) The DTI shall take all reasonable steps within its capability to discontinue or reverse any steps taken by the DTI in reliance on such proceedings have been filed. In respect of any involuntary bankruptcy proceedings against the Company and/or the Guarantor which the Company and the Guarantor claim are without merit or will be dismissed within thirty (30) days of filing, the DTI shall be entitled to obtain advice from an independent United States lawyer (acting exclusively on behalf of the DTI) at the reasonable expense of the Company or the Guarantor, as the case may be.

11       RECOVERIES FROM THIRD PARTIES.

Payments received from third parties on account of the DTI claim or received from EPCB, the Guarantor, or the Company in connection with the liquidation proceedings of Viasystems Tyneside Limited shall be applied first to principal instalments, if any, due on account of Accelerated Amortization payments pursuant to Section 4.2 hereof, and second to Regular Amortization payments pursuant to Section 4.1 hereof, in each case in the inverse order of maturity.

12       EXERCISE OF RIGHTS.

No failure to exercise or delay in exercising on the part of the DTI, any right, remedy or power hereunder shall operate as a waiver nor shall any single or partial exercise preclude further or other exercise of any right, remedy or power, whether the same or any another right, remedy or power.

13       SUBROGATION.

The Company and Guarantor do not by execution of this Agreement waive any rights of subrogation they may have arising by operation of law.

14       NOTICES.

All notices and other communications hereunder shall take effect on receipt and be by letter or facsimile transmission. Such notices shall be sent to the relevant party at such address or facsimile number as it may notify to the other party from time to time in writing.

15       CERTIFICATE.

A certificate from the DTI as to the amount at any time due from the Company to the DTI under this Agreement shall, in the absence of manifest error, be conclusive.

16       COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered shall constitute an original, but all the counterparts shall constitute but one and the same instrument.

17       ASSIGNMENT.

Neither party to this Agreement may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other.

18       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999.

It is agreed that no term of this Agreement shall be enforceable by a person who is not a party hereto pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise.

19       GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of England and any dispute shall be subject to the exclusive jurisdiction of the English courts.

20       JOINT AND SEVERAL OBLIGATIONS.

All amounts due hereunder to the DTI, including the Amount specified in Section
2.2 hereof, are the joint and several obligation of the Company and the Guarantor and will be paid in accordance with the terms of this Agreement.

21       TIME OR INDULGENCE.

If the DTI gives time or indulgence to the Company or the Guarantor in the performance of any part of this Agreement, the DTI's other rights under this Agreement shall not be affected.

22       NO WAIVER OF RIGHTS AGAINST THIRD PARTIES.

Except as expressly set forth herein, nothing herein or the DTI's entry into this Agreement shall be deemed to limit or affect the DTI's rights against any third parties or in respect of the legal charge between VTL and the DTI dated March 6, 2001 relating to the Property.

23       THE DTI'S LEGAL FEES.

The Company agrees to pay the DTI's reasonable legal fees not to exceed $75,000 on the effective date of the Plan, without requirement of application by or on behalf of the DTI to the Bankruptcy Court, unless specifically required by the Bankruptcy Court.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.


                                   SIGNATORIES

THE DTI


-----------------------------------
Signed by
for and on behalf of
THE SECRETARY OF STATE FOR TRADE
AND INDUSTRY FOR THE UNITED KINGDOM



THE COMPANY


-----------------------------------
Signed by
for and on behalf of
VIASYSTEMS, INC.



THE GUARANTOR


-----------------------------------
Signed by
for and on behalf of
VIASYSTEMS GROUP, INC.


By its signature below, EPCB hereby acknowledges that it has reviewed Section
8.1 hereof and agrees to be bound by such Section 8.1. In particular EPCB agrees to accept and be bound and shall comply with the Requests made under Section 8.1, which Requests may not be modified without the express written consent of the DTI. EPCB hereby assigns the proceeds of any recoveries due to it in the VTL Insolvency to the DTI, and agrees to execute such documents as may be requested to effectuate the foregoing. The DTI is the third party beneficiary of EPCB's agreement to be bound by the Requests contained in Section 8.1. EPCB further acknowledges that it has no material assets other than its claim against VTL.

EPCB


-----------------------------------
Signed by
for and on behalf of
EUROPEAN PCB GROUP
(CAYMAN ISLANDS) LIMITED

                                   ANNEXURE 1


If payment is made by CHAPS from USA in Pound Sterling Sterling:

         National Westminster Bank plc
         6 Coldharbour Lane, Hayes, Middlesex, UB3 3EL

         Sort Code:        16-53-60

         Account Number:   13507000 / 41414985

         Account Name:     DTI Cash Account



If payment is made by SWIFT from USA in Pound Sterling Sterling:

         Office of Paymaster General

         Quote in the Detail Section:       "For Forward Transmission
                                            To" BOE.NWBKGB2L04M

         Sort Code:        16-53-60

         Account Number:   20018544



If payment is made from the UK:

         National Westminster Bank plc
         6 Coldharbour Lane, Hayes, Middlesex, UB3 3EL

         Account Name:     DTI Cash Account

         Sort Code:        10-14-99

         Account Number:   13507000

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                                   ANNEXURE 2

                             LETTERS OF APPOINTMENT


                                      D-11